UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Eversource Energy
(Name of Registrant as Specified In Its Charter)

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2016 ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholders:

On behalf of the Board of Trustees and employees of Eversource Energy, it is my pleasure to invite you to attend the 2016 Annual Meeting of Shareholders of Eversource Energy, which will be held on Wednesday, May 4, 2016, at 10:30 a.m., at The Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts 02116.

Please see the accompanying Notice of Annual Meeting of Shareholders and proxy statement for information on the matters to be acted upon at the meeting. Our meeting agenda will also include a discussion of the operations of the Eversource Energy system companies and an opportunity for your questions.

In 2015, we achieved very positive financial and operating performance results. Our 2015 recurring earnings were $2.81 per share, a 6% increase over 2014; we raised our dividend by 6.4% for 2015 to $1.67 per share; and our credit rating was upgraded by Standard and Poor's to A Stable, the highest holding company credit rating in the industry. Our electric system reliability performance was its best ever, both for months between interruptions and average time to restore a service interruption, and safety metrics continued to improve significantly. We continue to be committed to shareholder value, excellent customer service and environmental stewardship.

Whether or not you plan to attend the meeting, it is important that your shares be represented at the meeting. Instructions regarding the methods of voting are contained in the Notice of Internet Availability of Proxy Materials and the proxy materials.

On behalf of your Board of Trustees, I thank you for your continued support of Eversource Energy.

Very truly yours,

Thomas J. May Chairman of the Board, President and Chief Executive Officer

March 24, 2016

Notice of Annual Meeting of Shareholders

Wednesday, May 4, 2016, 10:30 a.m.
The Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts

Business Items

  1.
  Elect twelve nominees as Trustees for a one-year term. The names of the nominees, all of whom are currently Trustees, are: John S. Clarkeson, Cotton M. Cleveland, Sanford Cloud, Jr., James S. DiStasio, Francis A. Doyle, Charles K. Gifford, Paul A. La Camera, Kenneth R. Leibler, Thomas J. May, William C. Van Faasen, Frederica M. Williams and Dennis R. Wraase.

  2.
  Consider an advisory proposal approving the compensation of our Named Executive Officers.

  3.
  Ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2016.

  4.
  Consider other matters that may properly come before the meeting.

Adjournments and Postponements

The business items to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.

Record Date

You are entitled to vote at the Annual Meeting or at any adjournment or postponement only if you were an Eversource Energy shareholder at the close of business on March 7, 2016 or you hold a valid proxy.

Voting

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You may vote by completing, signing and dating the enclosed proxy or voting instruction card and returning it in the enclosed envelope, or by voting by telephone or via the Internet. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Annual Meeting and Voting" beginning on page 6 and to the instructions on your proxy or voting instruction card. This Notice of Annual Meeting of Shareholders and Proxy Statement, the accompanying form of proxy or voting instruction card and our 2015 Annual Report to Shareholders are first being provided to and made available to shareholders on or about March 24, 2016.

Meeting Admission

You are entitled to attend the Annual Meeting or any adjournment or postponement only if you were an Eversource Energy shareholder at the close of business on March 7, 2016 or you hold a valid proxy to vote at the meeting. Please be prepared to present photo identification to be admitted to the meeting.

If your shares are not registered in your name but are held in "street name" through a bank, broker or other nominee, you must provide proof of beneficial ownership. Proof of beneficial ownership could include items such as your most recent account statement prior to March 7, 2016, a copy of the voting instruction card provided by your nominee, or other evidence of share ownership.

By Order of the Board of Trustees,

Richard J. Morrison Corporate Secretary

Important Notice Regarding the Availability of Proxy Statement Materials for the Annual Shareholders Meeting to be held on May 4, 2016. The Proxy Statement for the Annual Shareholders Meeting to be held on May 4, 2016 and the Annual Report to Shareholders are available on the Internet at www.envisionreports.com/es

2016 Proxy Statement    i

ii    2016 Proxy Statement

2015 Financial and Operational Results

In 2015, we achieved positive overall financial results and very strong operational performance results. The following is a summary of some of our most important accomplishments in 2015.

2015 Financial Results

Earnings – Our 2015 recurring earnings were $2.81 per share, excluding integration-related costs, a 6% increase over 2014 results. 2013 - 2015 recurring earnings per share grew 7.2%, consistent with our guidance and well above the utility industry average. A reconciliation between reported earnings per share and the recurring earnings per share presented below appears under the caption entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations – Overview" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Recurring earnings per share presented below for all years exclude integration-related costs.

Dividends – The Board of Trustees increased the annual dividend rate by 6.4% for 2015 to $1.67 per share, twice the Edison Electric Institute (EEI) Index of approximately 50 U.S. utilities' dividend growth rate of 3.2%. Dividend growth rate for the period 2013-2015 has totaled 8.2%, in line with our earnings per share growth and well ahead of the utility industry average.

2015 Operational Results

Our operating performance continues to be strong. This is the result of the ongoing implementation of best practices, focused spending on reliability improvements to reduce the number and length of outages, and performing our work safely each and every day.

Reliability – Electric System Reliability, which is measured by months between interruptions and average time to restore power, was in the top quartile of our industry peers; on average, customers experienced an outage every 16.6 months during 2015. The average time to restore power continues to decrease significantly, from 104.1 minutes in 2012 to 71.6 minutes in 2015.

Safety – Safety performance measured by days away or restricted time per 100 workers continued to improve for the fourth straight year, from 1.9 in 2012 to 1.2 in 2015.

2016 Proxy Statement    1

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This is only a summary, and we encourage you to review the entire proxy statement as well as our 2015 Annual Report. The proxy statement and our 2015 Annual Report are first being provided to the Company's shareholders and made available on the Internet at www.eversource.com/Content/general/about/investors/sec-filings on or about March 24, 2016.

Annual Meeting of Shareholders
Time and Date:	10:30 a.m., Eastern Time, on Wednesday, May 4, 2016
Location:	The Colonnade Hotel 120 Huntington Avenue Boston, Massachusetts
Record Date:	March 7, 2016

Proposals to be Voted on and Board Voting Recommendations

2016 Proposals

The Board of Trustees of Eversource Energy is asking you to vote on three proposals:

Proposal 1 – Election of Trustees

The Board has nominated 12 Trustees, 11 of whom are independent, for reelection to our Board of Trustees. Each of these nominees was elected to the Board by at least 91% of the shares voted at the 2015 Annual Meeting. Please see pages 10 – 16. The following table provides summary information about each nominee:

			Board Committees
Trustee	Age	Trustee Since	Audit	Compensation	Corporate Governance	Executive	Finance

John S. Clarkeson	73	2008	M	M
Cotton M. Cleveland	63	1992			M		M
Sanford Cloud, Jr.*	71	2000		M	C	M
James S. DiStasio	68	2012		M		M	C
Francis A. Doyle	67	2012	C		M	M
Charles K. Gifford	73	2012		C	M	M
Paul A. La Camera	73	2012			M		M
Kenneth R. Leibler	67	2006	M				M
Thomas J. May	68	2012				C
William C. Van Faasen	67	2012	M	M
Frederica M. Williams	57	2012	M				M
Dennis R. Wraase	71	2010		M	M

C:
Committee Chair
M:
Committee Member
*
Lead Trustee

The Board recommends that shareholders vote FOR the election of each nominee.

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PROXY STATEMENT SUMMARY
Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking shareholders to approve the compensation of the Company's Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. As described here and below in the proxy statement, the Company achieved excellent financial and operating performance results in 2015, and its total shareholder return has consistently outperformed the utility industry over the long term. Our Board is committed to executive compensation programs that reflect market-based and target incentive compensation that align the interests of our executives with those of our shareholders, and we believe that the compensation paid to our Named Executive Officers in 2015 reflects that alignment between pay and performance. Please see page 63.

We met or exceeded challenging goals established for 2015 and achieved very positive results, including:

•
Our 2015 recurring earnings were $2.81 per share, a 6% increase over 2014 results, excluding integration-related costs.

•
We achieved continued operations and maintenance cost reductions through process simplification and redesign and careful spending. Utility operations and maintenance expenses were below 2014 levels.

•
The Company's credit rating at Standard & Poor's was upgraded to "A" in April 2015, the highest holding company credit rating in the utility industry.

•
We increased our dividend to $1.67 per share, a 6.4% increase over 2014, continuing to significantly outperform the EEI Index.
•
We had the best system reliability performance in our Company's history in 2015.

•
Our total shareholder return in 2015 exceeded the EEI Index and was slightly below the S&P 500. Our three-, five-, and 10-year shareholder return continued to outperform the EEI Index.

•
We met or exceeded established goals in safety performance, response to gas service calls, and new gas service connections.

•
We achieved the goal of having 34% of new hires and promotions within the supervisor and above management group be of women and people of color.

•
We substantially decreased financial risk through effective regulatory outcomes in each of the three states we provide service.

•
We made significant progress in our Northern Pass Transmission project and completed the formation of our Access Northeast project partnership.

The Board recommends that shareholders vote FOR the advisory proposal approving the compensation paid to the Company's Named Executive Officers.

Proposal 3 – Ratification of the Selection of the Independent Registered Public Accounting Firm for 2016

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2016. The Board is seeking shareholder ratification of this selection. Please see page 65.

The Board recommends that shareholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

2016 Proxy Statement    3

PROXY STATEMENT SUMMARY

Corporate Governance and Executive Compensation Highlights

We maintain effective corporate governance and executive compensation standards:

•
All Trustees are elected annually by a majority vote of shares issued and outstanding. Eleven of the 12 nominees are independent.

•
Our Trustees attended an aggregate number of 93% Board and Committee meetings during 2015. Eleven of our 12 Trustees attended all Board meetings and all meetings of the Committees on which they serve; one Trustee missed one Board meeting due to an unexpected, unavoidable conflict. All of our Trustees attended our 2015 Annual Meeting of Shareholders.

•
Our Board is comprised of Trustees whose diversity in gender, ethnicity and backgrounds adds to the effectiveness of the Board.

•
We maintain an effective enterprise risk oversight function through our Audit and Finance Committees, including oversight of our Enterprise Risk Management processes and programs.

•
The Compensation Committee annually assesses the independence of its compensation consultant, Pay Governance LLC, which is retained directly by the Committee, performs no consulting or other services for the Company, and has no relationship with the Company that could result in a conflict of interest. The Committee has concluded that Pay Governance LLC is independent and that no conflict of interest exists between Pay Governance LLC and the Company.

•
Our executive and Trustee share ownership and holding guidelines emphasize the importance of share ownership. In addition to the share ownership guidelines, we require all officers to hold the net shares awarded under the Company's long-term compensation program until the share ownership guidelines requirement has been met. In addition, 100% of Trustee stock compensation is deferred and not distributed until after the Trustee's retirement from the Board.

•
The Compensation Committee has a compensation policy that would require our executives to reimburse the Company for incentive compensation received if earnings were subsequently required to be restated as a result of noncompliance with accounting rules caused by fraud or misconduct.

•
The Company has discontinued the use of "gross ups" in all new or materially amended executive compensation agreements.

•
The Compensation Committee has a policy prohibiting all Trustees and executives from purchasing financial instruments or otherwise entering into any transactions that are designed to have the effect of hedging or offsetting any decrease in the market value of our common shares. This policy also prohibits all pledging, derivative transactions or short sales involving our common shares or the holding of any common shares in a margin account.

•
Our employment agreements provide for "double trigger" change of control vesting for awards assumed by the surviving company.

Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:
FOR REGISTERED HOLDERS & 401K PARTICIPANTS: (hold shares directly with Eversource Energy or through the Eversource 401k Plan)

Using the Internet at www.envisionreports.com/ES	Scanning this QR code to vote with your mobile device	Calling toll-free from the U.S., U.S. territories and Canada to 1-800-652-VOTE (8683)	Mailing your signed proxy form
FOR BENEFICIAL OWNERS: (hold shares through broker, bank or nominee)

Using the Internet at www.proxyvote.com	Scanning this QR code to vote with your mobile device	Calling toll-free from the U.S., U.S. territories and Canada to 1-800-454-VOTE (8683)	Mailing your signed voting instruction form

4    2016 Proxy Statement

Proxy Statement

Annual Meeting of Shareholders
May 4, 2016

Introduction

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Trustees of Eversource Energy for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held on Wednesday, May 4, 2016, at 10:30 a.m., at The Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts 02116.

Under the regulations of the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of Eversource Energy common shares, beginning on March 24, 2016, we mailed a Notice of Internet Availability of Proxy Materials to each shareholder who holds fewer than 1,000 common shares. We have made available to these shareholders our proxy materials, which include our 2016 proxy statement and our 2015 Annual Report, over the Internet. Shareholders who received a Notice of Internet Availability of Proxy Materials by mail did not receive a printed copy of the proxy materials. However, these shareholders are entitled to request copies of these materials by following the instructions included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials also includes instructions for accessing the proxy materials online and for voting common shares via telephone or the Internet.

We also mailed the 2016 proxy statement, proxy card and 2015 Annual Report to holders of 1,000 common shares or more beginning on March 24, 2016.

If you vote using the Internet, by telephone or by mailing a proxy card, the proxies will vote your common shares as you direct. Regarding the election of Trustees (Proposal 1), you can specify whether your shares should be voted for all, some, or none of the nominees for Trustee. Regarding the advisory proposal on executive compensation (Proposal 2) and the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 3), you may vote "FOR" or "AGAINST" the proposals, or you may abstain from voting on the proposals.

If you vote using the Internet, by telephone or by mailing a proxy card without any instructions, the proxies will vote your common shares consistent with the recommendations of our Board of Trustees as stated in this proxy statement and in the Notice of Internet Availability of Proxy Materials, specifically: "FOR" the election of each Trustee nominee; "FOR" the advisory proposal approving the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure regulations of the SEC; and "FOR" the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting for consideration, then the proxies will have discretion to vote your common shares on those matters. As of the date of this proxy statement, we did not know of any other matters to be presented at the Annual Meeting.

Only holders of common shares of record at the close of business on March 7, 2016 (the record date) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. On the record date, there were 42,512 holders of record and 317,207,036 common shares outstanding and entitled to vote. You are entitled to one vote on each matter to be voted on at the Annual Meeting for each common share that you held on the record date.

The principal office of Eversource Energy is located at 300 Cadwell Drive, Springfield, Massachusetts 01104. The general offices of Eversource Energy are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103-2818.

2016 Proxy Statement    5

PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting
Q:
WHAT AM I VOTING ON?

A:
The Board of Trustees of Eversource Energy is asking you to vote on three separate proposals, as summarized in the following table:

Proposal	Board Recommendation	Vote Required	Effect of Withheld Votes	Effect of Broker Non-Votes	Discussion Beginning on Page
Election of Trustees (Proposal 1)	FOR All Nominees	Majority of all common shares issued and outstanding	Against	Against	10
Proposal	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Discussion Beginning on Page
Advisory vote on executive compensation (Proposal 2)	FOR	Majority of votes cast	No effect	No effect	63

Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm (Proposal 3)	FOR	Majority of votes cast	No effect	Not applicable	65

Q:	WILL ANY OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?
A:
We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not described in this proxy statement is properly brought before the Annual Meeting by a shareholder, the individuals designated as proxies will vote on the matter in accordance with their judgment of what is in the best interest of Eversource Energy.
Q:	WHO IS ENTITLED TO VOTE?
A:
You are entitled to vote at the Annual Meeting if you held common shares on the record date, March 7, 2016. As of the record date, 317,207,036 common shares were outstanding and entitled to vote. You are entitled to one vote on each matter to be voted on at the Annual Meeting for each common share that you held on the record date.
Q:	HOW DO I VOTE?
A:	If you hold common shares registered directly in your name, you are considered to be the "Shareholder of Record" and the printed proxy materials or Notice of Internet Availability of

Proxy Materials have been sent directly to you by the Company.
You can vote in any one of the following ways:

•

You can vote using the Internet. Follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. The Internet procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

Internet voting facilities for shareholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 3, 2016. You may access this proxy statement and related materials by going to www.envisionreports.com/ES.

•

You can vote by telephone. The proxy card includes a toll-free number you can call to vote your common shares. Voting by telephone is available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 3, 2016.

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PROXY STATEMENT

•

You may vote by mail. If you received a paper proxy card, you can vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope accompanying the proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

• You may vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting.

•

If you hold common shares through a brokerage firm, bank, other financial intermediary or nominee (known as shares held in "street name"), you should receive instructions directly from that person or entity that you must follow in order to vote your common shares. You may vote by mail by requesting a voting instruction form in accordance with the instructions received from your broker or other agent. Complete, sign and date the voting instruction form provided by the broker or other agent and return it in the pre-addressed, postage-prepaid envelope provided to you. You will also be able to vote these shares by Internet or telephone.

Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.
Q:	AS A PARTICIPANT IN THE EVERSOURCE 401k PLAN, HOW DO I VOTE MY SHARES HELD IN MY PLAN ACCOUNT?
A:
If you are a participant in the Eversource 401k Plan, you may vote the common shares held in your plan account by voting through the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail. Internet voting and voting by telephone is available 24 hours a day and will close for plan participants at 11:59 p.m. Eastern Time on May 1, 2016.

The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card.

Whether you vote through the Internet, by telephone or by returning a proxy card in the mail, the plan trustee will vote the common shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 11:59 p.m. Eastern Time on May 1, 2016, the common shares in your Eversource 401k Plan account will be voted by the plan trustee in the same proportion as the votes cast by participants in the plan.
Q:	WHAT CONSTITUTES A QUORUM AND HOW ARE VOTES COUNTED?
A:	To conduct business at the Annual Meeting, a quorum consisting of a majority of all common shares issued and outstanding and entitled to vote must be present in person or represented by proxy.

Representatives of Computershare Investor Services (Computershare), the Company's Registrar and Transfer Agent, will count the votes. In determining whether we have a quorum, Computershare counts all properly submitted proxies and ballots as present and entitled to vote. Because the election of each Trustee requires the affirmative vote of at least a majority of the common shares outstanding and entitled to vote at the Annual Meeting, broker non-votes and votes withheld with respect to a particular Trustee nominee will have the same effect as a vote against such Trustee nominee. Broker non-votes, as well as abstentions and votes against, are not considered votes cast and will not be counted for or against the advisory proposal on Say-on-Pay. Abstentions and votes against are not considered votes cast and will not be counted for or against the proposal to ratify the selection of Deloitte & Touche LLP.
Q:	WHAT ARE BROKER NON-VOTES?
A:

Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in

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PROXY STATEMENT

the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." For our Annual Meeting, this means that absent voting instructions, brokers are not permitted to vote on the election of Trustees or the non-binding advisory proposal on "Say-on-Pay." If your shares are held by a broker and you wish to vote on the election of Trustees or the Say-on-Pay proposal, you should complete the voting instruction card you receive from the broker or request one from the broker as necessary. You will also be able to vote these shares by Internet or telephone. A broker may only vote on the ratification of the selection of our independent registered public accounting firm if the shareholder does not give instructions.
Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD?
A:

If you receive more than one Notice of Internet Availability of Proxy Materials and/or more than one proxy card, then you have multiple accounts in which you own common shares. Please follow all instructions to ensure that all of your shares are voted. In addition, for your convenience and to reduce costs, we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. If you have any questions concerning common shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, you may contact our transfer agent, Computershare Investor Services, by mail at P.O. Box 43078, Providence, Rhode Island 02940-3078, by telephone at (800) 999-7269, or on the Internet at www.computershare.com.
Q:	HOW CAN I CHANGE MY VOTE?
A:	Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke a proxy and change your vote at any time before the polls close at the Annual Meeting by:

•

Delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Richard J. Morrison, Corporate Secretary, Eversource Energy, 800 Boylston Street, 17th Floor, Boston, Massachusetts 02199-7050;

• Re-voting on the Internet or by telephone until 11:59 p.m. Eastern Time on May 3, 2016; or
• Attending the Annual Meeting and voting in person.
If you are a participant in the Eversource 401k Plan, you may revoke your proxy card and change your vote by re-voting on the Internet or by telephone until 11:59 p.m. Eastern Time on May 1, 2016.
Q:	WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?
A:

Eversource Energy will bear the cost of soliciting proxies on behalf of the Board of Trustees. In addition to the use of the mails, proxies may be solicited by telephone or electronic mail by officers or employees of Eversource Energy or its affiliate, Eversource Energy Service Company, who will not be specially compensated for such activities, and by employees of Computershare Investor Services, our transfer agent and registrar. We have also retained D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies for a fee of $9,500, plus reimbursement of certain out-of-pocket expenses. We also will request persons, firms and other companies holding common shares in their names or in the name of their nominees, which are beneficially owned by others as of March 7, 2016, to send proxy materials to and obtain voting instructions from the beneficial owners, and we will reimburse those holders for any reasonable expenses that they incur.
Q:	HOW CAN I OBTAIN ELECTRONIC ACCESS TO PROXY MATERIALS INSTEAD OF RECEIVING PAPER COPIES BY MAIL?
A:

This proxy statement and our 2015 Annual Report are available on our website at www.eversource.com in the Investors section. You may elect to enroll in "electronic access" to receive future proxy statements and annual reports electronically instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by visiting www.computershare.com/investor and following the instructions. You will need to login to your account or create a login to verify your identity. If your common shares are held by a brokerage firm, bank, other financial intermediary or nominee (i.e., held in "street name"), and you

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PROXY STATEMENT

wish to enroll in electronic access, you should contact your brokerage firm, bank or nominee directly.

If you choose to receive future proxy statements and annual reports electronically, each year we will timely notify you when these documents become available. Your choice to receive these documents electronically will remain in effect until you instruct us otherwise. You can request paper copies of these documents, free of charge, from us at the following address:

Richard J. Morrison Corporate Secretary Eversource Energy 800 Boylston Street, 17th Floor Boston, Massachusetts 02199-7050

2016 Proxy Statement    9

Proposal 1: Election of Trustees

Our Board of Trustees oversees the business affairs and management of Eversource Energy. The Board currently consists of 12 Trustees, only one of whom, Thomas J. May, our Chairman of the Board, President and Chief Executive Officer, is a member of management.

The Board has nominated 12 Trustees for reelection at the Annual Meeting to hold office until the next annual meeting and until the succeeding Board of Trustees has been elected, and until at least a majority of the succeeding Board is qualified to act. Unless you specify otherwise, we will vote the enclosed proxy to elect the 12 nominees named on pages 10-16 as Trustees.

If one or more of the nominees should become unavailable for election, which the Board of Trustees does not currently anticipate, the proxy may be voted for a substitute person or persons, but not more than a total of 12 nominees.

We describe below and on the following pages each nominee's name, age, date first elected as a Trustee, and a brief summary of the nominee's business experience, including the nominee's particular experience, qualifications, attributes or skills that led the Board to conclude that the nominee should continue to serve as a Trustee. Please see the Trustees' biographies below and the section captioned "Selection of Trustees" beginning on page 24. Each nominee has indicated to our Lead Trustee that he or she will stand for election and will serve as a Trustee if elected. The affirmative vote of a majority of the common shares outstanding as of the record date will be required to elect each nominee. This means that each nominee must receive the affirmative vote of more than 50% of the total common shares outstanding. You may either vote "FOR" all of the Trustees or you may withhold your vote for one or all of the Trustees. Broker non-votes and withheld votes will be counted in the determination of a quorum and will have the same effect as a vote against a nominee.

The Board of Trustees recommends that shareholders vote FOR the election of the nominees listed below.

John S. Clarkeson, 73

Trustee since 2008.

Mr. Clarkeson has served as the Chairman Emeritus of The Boston Consulting Group, Inc. since 2007. Previously, Mr. Clarkeson served as Co-Chairman of the Board of The Boston Consulting Group, Inc. from 2004 to 2007. He is a director of the National Bureau of Economic Research, a former trustee of the Educational Testing Service, a trustee emeritus of the Massachusetts General Physicians Organization, Inc., and a member of the INSEAD Advisory Council. Mr. Clarkeson received an A.B. degree magna cum laude from Harvard College, where he was a Harvard National Scholar, and an M.B.A. from Harvard Business School.

Mr. Clarkeson has significant senior executive level experience in business and management through his service as Chairman and Chief Executive Officer of The Boston Consulting Group. He has served on the boards of directors of numerous companies. He also has experience in budgeting, capital and financial markets, credit markets, and risk assessment. Based on these skills and experience, the Board of Trustees determined that Mr. Clarkeson should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

Cotton M. Cleveland, 63

Trustee since 1992.

Ms. Cleveland has been President of Mather Associates, a firm specializing in leadership and organizational development for business, public and nonprofit organizations, since 1981. She is a director of The National Grange Mutual Insurance Company and Ledyard National Bank, and was the founding Executive Director of the state-wide Leadership New Hampshire program. She is serving as Interim President and Chief Executive Officer of the New Hampshire Women's Foundation. She was elected and served as the Moderator of the Town of New London, New Hampshire and The New London/Springfield Water Precinct from 2000 to 2010. Ms. Cleveland has also served as Chair, Vice Chair and member of the Board of Trustees of the University System of New Hampshire, as Co-Chair of the Governor's Commission on New Hampshire in the 21st Century, and as an incorporator for the New Hampshire Charitable Foundation. Ms. Cleveland received a B.S. degree magna cum laude from the University of New Hampshire, Whittemore School of Business and Economics. She is a certified and practicing Court Appointed Special Advocate/Guardian ad Litem (CASA/GAL) volunteer for abused and neglected children.

Ms. Cleveland founded and serves as President of her own consulting firm. She has experience serving on the boards of directors of numerous companies. She also benefits from her policy-making level experience in education at the university level as the Chair, Vice Chair and member of the Board of Trustees of the University System of New Hampshire. In addition, she has policy-making level experience in financial and capital markets as a result of her service as a director of Ledyard National Bank and Bank of Ireland. Based on her skills and experience, combined with her ties to the State of New Hampshire, the Board of Trustees determined that Ms. Cleveland should continue to serve as a Trustee.

Sanford Cloud, Jr., 71

Lead Trustee since 2012;
Trustee since 2000.

Mr. Cloud has been Chairman and Chief Executive Officer of The Cloud Company, LLC, a real estate development and business investment firm, since 2005. Mr. Cloud served as past President and Chief Executive Officer of the National Conference for Community and Justice from 1994 to 2004, was a former partner at the law firm of Robinson and Cole from 1993 to 1994, and served for two terms as a state senator of Connecticut. He was Vice President of Corporate Public Involvement and Executive Director of the Aetna Foundation from 1986 to 1992. Mr. Cloud has served as a director of The Phoenix Companies, Inc. since 2001 and is currently a director of Ironwood Mezzanine Fund, L.P. He is also a director of the MetroHartford Alliance, Inc., and Chairman of the Connecticut Health Foundation and the University of Connecticut Health Center. In addition, Mr. Cloud is a member of the Board of Trustees of the University of Connecticut and serves as director of its Thomas J. Dodd Center for Human Rights. Mr. Cloud received a B.A. degree from Howard University, a J.D. cum laude from the Howard University Law School, and an M.A. in Religious Studies from the Hartford Seminary.

Mr. Cloud has significant policy-making level experience in business and financial affairs as a director of several publicly traded companies. He has served on the boards of directors and the board committees of numerous companies. Combined with his practice as a law firm partner, his experience as a Connecticut state senator, and his significant ties to the City of Hartford and the State of Connecticut, the Board of Trustees determined that Mr. Cloud has the necessary skills and experience and should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

James S. DiStasio, 68

Trustee since 2012.

Mr. DiStasio served as Senior Vice Chairman and Americas Chief Operating Officer at Ernst & Young, a registered public accounting firm, from 2003 until his retirement in 2007. Mr. DiStasio joined Ernst & Young in 1969 and became a partner in 1977. He has served as a director of EMC Corporation since 2010. He served as a trustee of NSTAR from 2009 until 2012. He previously served as a director of the United Way of Massachusetts Bay and Merrimack Valley and as a trustee of each of Catholic Charities of Boston, the Boston Public Library Foundation and the Wang Center for the Performing Arts. Mr. DiStasio received a B.S. degree in Accounting from the University of Illinois at Chicago.

Mr. DiStasio has significant experience overseeing the accounting and financial reporting processes of major public companies, derived from his service as a senior executive at one of the largest public accounting firms in the world. In his position as Senior Vice Chairman and Americas Chief Operating Officer, Mr. DiStasio also acquired important management and leadership skills that provide additional value and support to the Board. He has served on several boards of directors and their committees. Based on his skills and experience, the Board of Trustees determined that Mr. DiStasio should continue to serve as a Trustee.

Francis A. Doyle, 67

Trustee since 2012.

Mr. Doyle has served as President and Chief Executive Officer of Connell Limited Partnership, whose businesses produce components and related supplies for the automotive, power, mining, appliance, farm equipment, medical and food packaging industries, since 2001. Prior to that, he was Vice Chairman of PricewaterhouseCoopers LLP, where he was Global Technology Leader and a member of the firm's Global Leadership Team. Mr. Doyle became a Trustee in 2012. He has served as lead director and chairman of the audit committee and a member of the executive and compensation committees of Tempur Sealy International, Inc. and as Chairman of the audit committee and a member of the executive committee, nominating and governance committee and investment committee of Liberty Mutual Holding Company, Inc. (policyholder owned) since 2003. Mr. Doyle has served as a director of Citizens Financial Group, where he was a member of the executive committee and chaired the compensation committee, as a trustee of the Joslin Diabetes Center, where he chaired the finance committee, and as a trustee of Boston College. Mr. Doyle is a certified public accountant and holds a B.S. degree and an M.B.A. degree from Boston College.

Mr. Doyle has significant financial accounting and financial reporting experience and an in-depth understanding of finance and capital markets through his years at PricewaterhouseCoopers. He also has extensive senior management experience as the President and Chief Executive Officer of a global manufacturer. Mr. Doyle has served on the boards of directors of several companies and on various committees of the Boards. Based on his qualifications and experience, the Board of Trustees determined that Mr. Doyle should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

Charles K. Gifford, 73

Trustee since 2012.

Mr. Gifford has served as the Chairman Emeritus of Bank of America Corporation, a bank holding company, since his retirement as Chairman in 2005. He has served as a Director of Bank of America Corporation since 2004 and as a director of CBS Corporation since 2006. From 2007 through 2012, Mr. Gifford served as a director of NYSE Group Trust I, established as part of the creation of NYSE Euronext and charged with remedying certain significant and unforeseen effects in the application of U.S. or European regulation and legislation on markets operated by NYSE Euronext subsidiaries. He served as trustee of NSTAR from 1999 until 2012. He is the chairman of the BPE (formerly Boston Plan for Excellence) and was the founding chairman of the United Way of Massachusetts Bay's "Success By 6" initiative. He serves on the boards of several nonprofit organizations, including The General Hospital Corporation, Massachusetts General Hospital, Partners Health Care System, Inc., Dana Farber/Partners Cancer Care, Red Sox Foundation, and Nantucket Cottage Hospital, and is an honorary Life Overseer at the Boston Children's Hospital. He is an honorary director of the Greater Boston Chamber of Commerce. Mr. Gifford received a B.A. degree from Princeton University.

Mr. Gifford, through a career overseeing large complex financial institutions in the banking industry, brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. In addition, his breadth of director experience, which includes his service on executive, credit, governance and nominating, compensation, and audit committees, as well as his previous service as Lead Trustee of NSTAR, provides valuable contributions to the Board in implementing good corporate governance. Based on his qualifications and experience, the Board of Trustees determined that Mr. Gifford should continue to serve as a Trustee.

Paul A. La Camera, 73

Trustee since 2012.

Mr. La Camera has served as the Administrator of Public Radio for WBUR, the National Public Radio news station in Boston (Boston University), since 2011. Previously, Mr. La Camera served as General Manager of WBUR from 2005 until 2010 and as the President and General Manager of WCVB-TV Channel 5 Boston from 1993 to 2005. He served as a trustee of NSTAR from 1999 until 2012. He serves as Vice Chairman of the board of the Boston Foundation and as a trustee of the Boston Public Library. Mr. La Camera is a graduate of the College of Holy Cross, where he served as a trustee for eight years. He received Masters Degrees in Journalism and Urban Studies from Boston University and an M.B.A. from Boston College.

Mr. La Camera served for more than 40 years as an executive in the local television and radio broadcast industry. In addition to his experience in operating regulated broadcast businesses and the important perspective that his career in broadcast journalism provides, Mr. La Camera brings extensive organizational and leadership skills to the Board, along with his link to the customer community through his substantial non-profit board service. Based on his qualifications and experience, the Board of Trustees determined that Mr. La Camera should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

Kenneth R. Leibler, 67

Trustee since 2006.

Mr. Leibler has served as a Trustee of The Putnam Mutual Funds since 2006. He serves as Trustee Emeritus of Beth Israel Deaconess Medical Center and has served as both a Trustee and as Vice Chairman of Beth Israel Medical Center from 2009 to 2012. He is also a director of Beth Israel Deaconess Care Organization, an accountable care group owned jointly by Beth Israel Deaconess Medical Center and its affiliated physicians network. He is a founding partner of the Boston Options Exchange and served as its Chairman from 2004 to February 2007. He is a past Vice Chairman of the Board of Directors of ISO New England, Inc., the independent operator of New England's bulk electric transmission system, where he served until 2006. He also served as a director of The Ruder Finn Group from 2005 to 2010. Mr. Leibler received a B.A. degree magna cum laude from Syracuse University.

Mr. Leibler has considerable senior executive level experience in business and management, including experience in financial markets and risk assessment, as the former Chairman of the Boston Options Exchange, former Chairman and CEO of the Boston Stock Exchange, and former President, Chief Operating Officer and Chief Financial Officer of the American Stock Exchange, as well as through his current service as a Trustee of The Putnam Mutual Funds, where he serves on the contract committee, as well as the executive nominating and investment oversight committees. He also has policy-making level experience in the electric utility industry through his service as the Vice Chairman of ISO New England. Based on his qualifications and experience, the Board of Trustees determined that Mr. Leibler should continue to serve as a Trustee.

Thomas J. May, 68

Trustee since 2012.

Mr. May has served as Chairman of the Board of Eversource Energy since October 10, 2013 and as President and Chief Executive Officer and a Trustee since April 2012. He has also served as the Chairman and a director of each of The Connecticut Light and Power Company, NSTAR Electric Company, NSTAR Gas Company, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company since April, 2012. Previously, Mr. May served as Chairman, President and Chief Executive Officer and a Trustee of NSTAR and its predecessor Boston Edison Company from 1994 until April 2012. Mr. May has served as a director of Bank of America Corporation since 2004 (the only other public company board he serves on), and a director of Liberty Mutual Holding Company, Inc. (policyholder owned) since 2002. He is Chair of the Board of Trustees of Stonehill College, a member of the Executive Committee of the Board of Directors of the Boston Chamber of Commerce, a member of the Board of Trustees of Dana Farber Cancer Institute and a member of the Board of The John F. Kennedy Library Foundation. Mr. May received a bachelor's degree in business administration from Stonehill College and a M.S. in Finance from Bentley College. He is also a graduate of the Harvard Business School's Advanced Management Program.

Mr. May is the Chairman, President and Chief Executive Officer of the Company. His extensive experience in the energy industry and diverse financial, operations and management skills provide the necessary background to lead the Company. Mr. May represents management on the Board as the sole management Trustee. Based on these skills and experiences, the Board of Trustees determined that Mr. May should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

William C. Van Faasen, 67

Trustee since 2012.

Mr. Van Faasen served as Chief Executive Officer of Blue Cross Blue Shield of Massachusetts, Inc. (BCBSMA), a health care services provider, from 1992 until his retirement in 2007. He is currently Chairman Emeritus of BCBSMA and also served as interim Chief Executive Officer in 2010. He has served as a director of Liberty Mutual Holding Company, Inc. (policyholder owned) since 2002 and as Lead Director since April 2012. He served as a director of IMS Health, Inc. from 1996 — 2010 and as Lead Director from 2006 to 2010. He also served as a director of PolyMedica Corporation from 2005 to 2008. Mr. Van Faasen served as a trustee of NSTAR from 2002 until 2012. He is an honorary director of the Greater Boston Chamber of Commerce and previously served as a director of the United Way of Massachusetts Bay and Merrimack Valley. Mr. Van Faasen received a B.A. degree from Hope College and an M.B.A. from Michigan State University.

Mr. Van Faasen brings to the Board extensive management, leadership, and financial experience as a result of leading a large company in a regulated industry. He also brings in-depth experience and insight as a director of several public companies, including service as a lead director and on board committees. Based on his qualifications and experience, the Board of Trustees determined that Mr. Van Faasen should continue to serve as a Trustee.

Frederica M. Williams, 57

Trustee since 2012.

Ms. Williams has served as President and Chief Executive Officer of Whittier Street Health Center in Boston, an urban community health care facility serving residents of Boston and surrounding communities, since 2002. Prior to joining Whittier, she served as the Senior Vice President of Administration and Finance and Chief Financial Officer of the Dimock Center, a large health care and human services facility in Boston. She was elected as a trustee of NSTAR in March 2012 and served as a trustee until April 2012. Ms. Williams is a member of the Board of Trustees of Dana Farber Cancer Institute, the Massachusetts League of Community Health Centers and Boston Health Net. She is a Fellow of the National Association of Corporate Directors, a member of the Massachusetts Women's Forum, International Women's Forum and Women Business Leaders of the U.S. Health Care Industry Foundation. Ms. Williams attended the London School of Accountancy, passed the examinations of the Institute of Chartered Secretaries and Financial Administrators, (United Kingdom) (ICSA) and of the Institute of Administrative Management (United Kingdom), with distinction, and was elected a Fellow of the ICSA in 2000. She obtained a graduate certificate in Administration and Management from the Harvard University Extension School and an M.B.A. with a concentration in Finance from Anna Maria College in Paxton, Massachusetts.

Ms. Williams has more than 20 years of experience in a regulated industry and has served as the President and Chief Executive Officer of Whittier Street Health Center, a national model for providing equitable access to high quality and cost effective health care, for more than ten years. She also has significant experience serving on numerous boards and advisory boards. Based on her qualifications and experience, the Board of Trustees determined that Ms. Williams should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

Dennis R. Wraase, 71

Trustee since 2010.

Mr. Wraase served as Chairman of the Board, Chief Executive Officer and a director of Pepco Holdings, Inc. (PHI), an energy delivery company in the mid-Atlantic region, until his retirement in June 2009. He was elected Chairman of PHI in 2004, became Chief Executive Officer in 2003 and served as a director since 1998. He previously served as the President of PHI from 2001 to 2008 and Chief Operating Officer from 2002 to 2003. He is a member of the Financial Executives Institute and the American Institute of Certified Public Accountants. Mr. Wraase currently serves as the Executive-In-Residence at the Center for Social Value Creation at the Robert H. Smith School of Business, University of Maryland. He is also currently a director and Chairman of the University of Maryland System Foundation. Mr. Wraase previously served as a director of the Edison Electric Institute, The Association of Edison Illuminating Companies and the Institute for Electric Efficiency, and as the President of the Southeastern Electric Exchange. Mr. Wraase received a B.S. degree in Accounting from the University of Maryland and an M.S. in Business Financial Management from The George Washington University.

Mr. Wraase brings to the Company considerable utility industry knowledge and experience gained through his career of service at PHI. He has significant policy-making level experience in the regulated businesses as well as in the capital and financial markets, credit markets, financial reporting and accounting, and risk assessment. He is also a certified public accountant. Based on his extensive experience and qualifications, the Board of Trustees determined that Mr. Wraase should continue to serve as a Trustee.

16    2016 Proxy Statement

Governance of Eversource Energy

Board's Leadership Structure

Our Chief Executive Officer, Thomas J. May, is Chairman of the Board. Our Board believes that it is in the best interests of the Company to have Mr. May serve as both Chairman and Chief Executive Officer and that combining the Chairman and Chief Executive Officer positions under the strong leadership of Mr. May will continue to serve to benefit all stakeholders. Prior to the NSTAR Merger, Mr. May served as Chairman and Chief Executive Officer of both NSTAR and Boston Edison Company and successfully led those companies to reach very high levels of financial and operational performance during that time. Combining the roles of Chairman and Chief Executive Officer in Mr. May, with Mr. Cloud continuing to serve as Lead Trustee, creates clear and unambiguous authority, which the Board believes is essential to effective management. While the combined Chairman/Chief Executive Officer model has proved to be an effective model under Mr. May's leadership, the Board will reassess this governance structure from time to time as appropriate.

As Lead Trustee, Mr. Cloud presides at executive sessions of the independent Trustees; facilitates communication between the Chief Executive Officer and the Board members; participates with the Compensation Committee in its evaluation of the Chief Executive Officer; and provides ongoing information to the Chief Executive Officer about his or her performance.

Evaluation of Board and Trustee Performance

The Corporate Governance Committee annually reviews and evaluates the performance of the Board of Trustees, Board Committees and Board Members. The Committee periodically assesses the Board's contribution as a whole and identifies areas in which the Board or senior management believes a better contribution may be made. The Committee also reviews the attributes and skills of the Board members as a way to refresh and continually ensure that the Board has the proper mix of skills. The Board also reviews its overall performance. The purpose of the review is to increase the effectiveness of the Board, and the results are reviewed with the Board and its Committees. Each

Committee, other than the Executive Committee, also conducts an annual self-evaluation. In addition to the annual self-evaluation conducted by the Committee and the Board, the Committee and the Board annually review the individual performance and qualifications of each Trustee who may wish to be considered for nomination to an additional term. The evaluations are reviewed by the Corporate Governance Committee, which makes recommendations to the Board regarding nominees for election as Trustees. These mechanisms also provide the Board with opportunities to discuss tenure and Board refreshment.

Board's Oversight of Risk

The Board of Trustees, both as a whole and through its Committees, is responsible for the oversight of the Company's risk management processes and programs. The Board believes that this approach is appropriate to carry out its risk oversight responsibilities and is in the best interests of the Company and its shareholders. Each year, the Board evaluates its risk assessment function as part of its Board evaluation process.

As set forth below, each Committee reviews management's assessment of risk for that Committee's respective area of responsibility. Each Committee member has expertise on risks relative to the nature of the Committee on which he or she sits. With each Committee Chair reporting to the Board following each

Committee meeting, the entire Board is able to discuss risk related issues, assess their implications and provide oversight on appropriate actions for management to take. All Board Committees meet periodically with members of senior management to discuss the relevant risks and challenges facing the Company.

The Board of Trustees oversees the Company's comprehensive operating and strategic planning. The operating plan, which is formally approved by the Board each year, consists of the goals and objectives for the year, key performance indicators and financial forecasts. The strategic planning process consists of long-term corporate goals and objectives, specific strategies to achieve those goals, and action plans designed to

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GOVERNANCE OF EVERSOURCE ENERGY

implement each strategy. The Enterprise Risk Management (ERM) program is integrated with the annual operating and strategic planning processes. The top enterprise-wide financial risks are identified during the development of the annual operating plan and are tracked throughout the year. Enterprise strategic risks are identified and presented to the Board of Trustees during development of the long-term strategic plans. Detailed risk mitigation plans for the principal enterprise-wide risks are updated periodically and presented to the Finance Committee.

The Finance Committee is responsible for oversight of the Company's ERM program and enterprise-wide risks as well as specific risks associated with insurance, credit, financing and pension investments. Our ERM program involves the application of a well-defined, enterprise-wide methodology designed to allow our executives to identify, categorize, prioritize, and mitigate the principal risks to the Company. The ERM program is integrated with other assurance functions throughout the Company, including Compliance, Auditing and Insurance, to ensure appropriate coverage of risks that could impact the Company. In addition to known risks, the ERM program identifies emerging risks to the Company through participation in industry groups, discussions with management, and in consultation with outside advisors. Our management then analyzes risks to determine materiality, likelihood and impact, and develops mitigation strategies. Management broadly considers our business model, the utility industry, the global economy and the current environment to identify risks. The findings of this process are discussed with the Finance Committee or the full Board, as appropriate, including reporting on how these issues are being measured and managed.

In addition to the regularly scheduled reports by ERM of all of the Company's enterprise-wide risks and the results of the ERM program, management reports periodically to both the Board of Trustees and the Finance Committee in depth on specific top enterprise risks at the Company. ERM also reports regularly to the Finance Committee on the activities of the Company's Risk Committee. The Risk Committee consists of senior officers of the Company, and is responsible for ensuring that the Company is managing its principal enterprise-wide risks, as well as other key risk areas such as environmental, information technology, compliance and business continuity.

The Company has identified cyber and physical security as a key and ever increasing enterprise and financial risk,

and continues to devote substantial resources to protecting its cyber and operational assets. Oversight by the Board and its Committees of cyber security has also substantially increased. At the Board and Committee level, comprehensive cyber security reports are provided and discussed at each meeting of the Finance Committee, which has primary responsibility for cyber and system security oversight at the Committee level. These reports are provided to all members of the Board and discussed by the Board at the time the Finance Committee Chair reports out on the Committee's meetings. The reports focus on the Company's most critical assets, describe cyber security drills and exercises, any attempted breaches, and mitigation strategies. In addition, assessments by third-party experts of cyber and physical security risks to the utility industry and the Company in particular are provided periodically. The Company constantly reviews and updates its cyber security program and the Board and its Committees continue to enhance their strong oversight activities, including joint meetings of the Audit and Finance Committees, at which cyber security and system programs and issues that might affect the Company's financial statements can be discussed by both Committees with financial, information technology, legal and accounting management, and with representatives of the Company's independent registered public accounting firm.

The Audit Committee is responsible for the oversight of the integrity of the Company's financial statements, including oversight of the guidelines, policies and controls that govern management's processes for assessing, monitoring and mitigating major financial risk exposures. The Corporate Governance Committee is responsible for the oversight of compliance with various governance regulations as required by the SEC, the New York Stock Exchange (NYSE) and other regulators. The Senior Vice President and General Counsel reports on any changes in regulations and best practices as part of the annual review of Committee charters and the Board's Corporate Governance Guidelines. The Board of Trustees administers its compensation risk oversight function primarily through its Compensation Committee. The process by which the Board and the Compensation Committee oversees executive compensation risk is described in greater detail within the Compensation Discussion and Analysis beginning on page 33.

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GOVERNANCE OF EVERSOURCE ENERGY

Board Committees and Responsibilities

The Board of Trustees has five standing committees: Audit, Compensation, Corporate Governance, Executive and Finance. The Corporate Governance Committee performs the functions of a nominating committee. None of the committee members in 2015 was employed by Eversource Energy or its subsidiaries except for Mr. May, who is Chair of the Executive Committee. The Board has adopted a written charter for each standing committee as well as written

Corporate Governance Guidelines. The Corporate Governance Guidelines and committee charters are available on our website at the Internet addresses appearing in the committee descriptions below. Copies of these documents are available to any shareholder upon written request to our Corporate Secretary at the address set forth on page 9 of this proxy statement. The functions of these committees are described in the paragraphs following the table.

The table below shows the current committee membership:

Board Committees

Trustee	Audit	Compensation	Corporate Governance	Executive	Finance

John S. Clarkeson	M	M
Cotton M. Cleveland			M		M
Sanford Cloud, Jr.*		M	C	M
James S. DiStasio		M		M	C
Francis A. Doyle	C		M	M
Charles K. Gifford		C	M	M
Paul A. La Camera			M		M
Kenneth R. Leibler	M				M
Thomas J. May				C
William C. Van Faasen	M	M
Frederica M. Williams	M				M
Dennis R. Wraase		M	M

C:
Committee Chair
M:
Committee Member
*
Lead Trustee

Audit Committee

The Audit Committee consists of Mr. Clarkeson, Mr. Doyle (Chair), Mr. Leibler, Mr. Van Faasen and Ms. Williams. Mr. Doyle was elected Chair of the Audit Committee in 2015 upon the retirement from the Board of Mr. Richard H. Booth. The Audit Committee meets independently with the internal audit staff, the independent registered public accounting firm and management at least quarterly. Following each Committee meeting, the Audit Committee reports to the full Board. The Audit Committee reviews and evaluates the independent registered public accounting firm's activities, procedures and recommendations to assist the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm's qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. The Committee also discusses the guidelines and policies that govern management's processes for assessing, monitoring and mitigating major financial risk exposures. The Audit Committee has the sole authority to select and replace the independent registered public accounting firm and is directly responsible for their compensation and oversight of their work. Each member of the Audit Committee meets the financial literacy requirements of the NYSE and the SEC. The Board has affirmatively determined that Mr. Doyle is an "audit committee financial expert," as defined by the SEC. Each member of the Audit Committee meets the independence requirements of the NYSE, SEC and our Corporate Governance Guidelines. No member of the Audit

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GOVERNANCE OF EVERSOURCE ENERGY

Committee is employed by Eversource Energy or its subsidiaries. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/audit-committee.

The Audit Committee met five times during 2015.

Compensation Committee

The Compensation Committee consists of Mr. Clarkeson, Mr. Cloud, Mr. DiStasio, Mr. Gifford (Chair), Mr. Van Faasen and Mr. Wraase. The Compensation Committee is responsible for the compensation and benefits programs for all executive officers of Eversource Energy and has overall authority to establish and interpret our executive compensation programs. The Committee reviews our executive compensation strategy, evaluates components of total compensation and assesses performance against goals, market competitive data and other appropriate factors, and makes compensation related decisions based upon Company and executive performance. The Committee has the sole authority to select and retain experts and consultants in the field of executive compensation to provide advice to the Committee with respect to market data, competitive information, and executive compensation trends. The Compensation Committee also reviews and recommends to the Board of Trustees the compensation of the non-employee members of the Board.

In carrying out its charter responsibilities, the Compensation Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer's compensation and, with the participation of the Lead Trustee and subject to the further review and approval of the independent Trustees, evaluates the performance of the Chief Executive Officer in light of those goals and objectives. The Committee establishes performance criteria for the Chief Executive Officer and approves the Chief Executive Officer's total compensation based on the annual evaluation, subject to further approval by the independent Trustees. In addition, in collaboration with the Chief Executive Officer, the Committee oversees the evaluation of those executive officers reporting directly to the Chief Executive Officer, and it engages in the succession planning process for the Chief Executive Officer and other officers.

The Compensation Committee has retained Pay Governance LLC to provide compensation consulting services. Pay Governance LLC has been engaged to perform work only for the Compensation Committee, and as noted in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee has determined that Pay Governance LLC is independent and that no conflict of interest exists that would prevent Pay Governance LLC from independently advising the Committee.

The Compensation Committee has delegated the negotiation of certain compensation arrangements and administration of the Compensation Committee's responsibilities to certain executive officers. The Compensation Committee has not delegated any of its responsibilities to any other persons. The Board has affirmatively determined that each member of the Compensation Committee meets the independence requirements of the NYSE and the SEC, and our Corporate Governance Guidelines. A copy of the Compensation Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/compensation-committee. The Compensation Committee met four times during 2015. The Compensation Committee reports to the full Board following each Committee meeting.

Corporate Governance Committee

The Corporate Governance Committee consists of Ms. Cleveland, Mr. Cloud (Chair), Mr. Doyle, Mr. Gifford, Mr. La Camera and Mr. Wraase. The Corporate Governance Committee is responsible for developing, overseeing and regularly reviewing our Corporate Governance Guidelines and related policies. The Corporate Governance Committee also serves as a nominating committee, establishing criteria for new Trustees and identifying and recommending prospective Board candidates. The Corporate Governance Committee annually reviews the qualifications of the Trustees, recommends nominees for election to the Board and for appointment to Board Committees, and annually recommends to the Board appointments of the Lead Trustee and Chairman and the election of officers of the Company.

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GOVERNANCE OF EVERSOURCE ENERGY

In addition, the Corporate Governance Committee evaluates the performance of the Board and its committees. Following each meeting the Corporate Governance Committee reports to the full Board. No member of the Corporate Governance Committee is employed by Eversource Energy or its subsidiaries. The Board of Trustees has determined that each member of the Corporate Governance Committee meets the independence requirements of the NYSE and the SEC, and our Corporate Governance Guidelines. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/corporate-governance. The Corporate Governance Committee met three times during 2015.

Executive Committee

The Executive Committee consists of Mr. Cloud, Mr. DiStasio, Mr. Doyle, Mr. Gifford and Mr. May (Chair). The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in our Declaration of Trust, during the intervals between meetings of the Board. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/executive. The Executive Committee did not meet during 2015.

Finance Committee

The Finance Committee consists of Ms. Cleveland, Mr. DiStasio (Chair), Mr. La Camera, Mr. Leibler and Ms. Williams. The Finance Committee assists the Board in fulfilling its fiduciary responsibilities relating to financial plans, policies and programs for Eversource Energy and its subsidiaries. The Finance Committee reviews the Company's plans and actions to assure liquidity; proposed financing programs; plans and recommendations regarding common share repurchase programs; early extinguishment and refunding of debt and preferred stock obligations; and other proposals that modify the Company's capital structure. The Finance Committee is responsible for reviewing the Company's Enterprise Risk Management Program, including practices to monitor and mitigate risk exposures, as further described above under the caption "Board's

Oversight of Risk." The Finance Committee is also responsible for reviewing the Company's dividend policy and recommending to the Board the dividend on the Company's common shares as well as new business ventures and initiatives which may result in substantial expenditures, commitments and exposures. In addition, the Finance Committee conducts an annual review of insurance coverages and trends, and pension plan performance. Following each meeting the Finance Committee reports to the full Board. No member of the Finance Committee is employed by Eversource Energy or its subsidiaries. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee/charters/finance. The Finance Committee met three times during 2015.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is employed by Eversource Energy or any of its subsidiaries. No executive officer of Eversource Energy serves as a member of the Compensation Committee or on the Board of Directors of any company at which a member of the Eversource Energy Compensation Committee or Board of Trustees serves as an executive officer.

Meetings of the Board and its Committees

In 2015, the Board of Trustees held seven meetings, all of which included an executive session attended only by the independent Trustees participating in the meeting, and the Board and the Committees held a total of 22 meetings. All Trustees attended all meetings of the Board and Committees on which they serve except for one Trustee, who missed one Board meeting due to an unexpected, unavoidable conflict. In 2015, all Trustees attended the Annual Meeting of Shareholders held on April 29, 2015. Our Trustees are expected to attend our Annual Meetings of Shareholders, but we do not have a formal policy addressing this subject.

2016 Proxy Statement    21

GOVERNANCE OF EVERSOURCE ENERGY

Shareholder Engagement

As part of our overall corporate governance program, we engage with many of our institutional shareholders on corporate governance issues, in addition to the active program that our Investor Relations team carries out with our shareholders throughout the year and which focuses substantially on financial issues. Over the course of 2015, we reached out to shareholders holding a total of approximately 143 million of our shares. During in-person or telephonic meetings, we provided our shareholders with a short overview of our corporate governance and enterprise risk oversight programs, along with a description of our environmental, social and governance practices and our growing socially responsive investor base. The majority of the meetings focus on a dialogue between us and the representatives of our shareholders on current and important corporate governance and executive compensation issues. In 2015 we engaged with shareholders and discussed proxy access, board member tenure, stock incentive plan metrics, and general corporate governance issues.

Environmental Sustainability and Corporate Social Responsibility

We are engaged primarily in the energy delivery business through six wholly owned electric and natural gas utility subsidiaries. Our mission to deliver reliable energy and superior customer service is woven into the fabric of all that we do for our 3.6 million customers in Connecticut, Massachusetts and New Hampshire.

Environmental, social and governance initiatives are integrated into the policies and principles that govern our Company and reflect our commitment to sustainable growth. We are committed to reliability, effective corporate governance, expanding energy options for our region, and environmental stewardship. Our goal is to provide transparency and clarity about our position on these topics.

Sustainability Governance. Sustainability reporting at Eversource is managed by a Sustainability Core Team which is overseen by an executive level Steering Committee. Our Core Team meets regularly throughout the year to assess current practices and identify improvement opportunities. We engage more than 100 contributors representing all operational and business disciplines to provide updates for our external sustainability reporting.

Electric Transmission. Since 2001, Eversource has sited and built complex and varied projects in densely populated, congested areas in our service territory. These projects have enhanced the reliability of the electric grid, eased congestion, and helped to provide greater access to new, environmentally-friendly renewable power sources. Over the next four years, Eversource Energy plans to invest approximately $3.9 billion in projects and upgrades to modernize our electric transmission system and meet the region's growing energy needs. A more reliable, more efficient electric grid will provide New England with the infrastructure that is critical to the region's economic health and the environment. Our Northern Pass and

Clean Energy Connect projects will bring over 1,600 megawatts of clean hydro-electric power into the region.

Natural Gas. Our Distribution Integrity Management Programs are designed to improve service for our customers by mitigating potential risks, and identifying and prioritizing operational and infrastructure enhancements. Replacement of aging bare steel and cast iron gas infrastructure is an example of a top priority to minimize the potential for gas leaks and to prevent the release of greenhouse gases into the atmosphere.

Access Northeast is a natural gas pipeline and storage project (Project) being developed jointly by Eversource, Spectra Energy Corp and National Grid. Access Northeast will enhance an existing natural gas pipeline and will include two new liquefied natural gas storage tanks and related facilities that will be connected to the pipeline. The Project will help deliver increased supplies of natural gas to consumers as well as enhanced service on peak days for strategic natural gas-fueled electric generation plants. The Project will be capable of reliably delivering approximately 900 million cubic feet of natural gas per day to serve the region's most efficient power plants and meet increasing demand from heating customers.

Our natural gas utilities in Connecticut and Massachusetts have adopted natural gas expansion initiatives designed to increase the number of new gas heating customers, as well as providing residential and business customers currently heating with fuel oil and electricity with an opportunity to convert to natural gas. Heating with natural gas reduces customers' annual costs due to increased efficiency and lower fuel prices. Burning natural gas reduces greenhouse gas emissions because natural gas emits about 27 percent less carbon than fuel oil when used for space heating. Gas expansion is also expected to create thousands of new jobs.

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GOVERNANCE OF EVERSOURCE ENERGY

Energy Efficiency. We work with our customers to improve their energy efficiency. We are currently investing approximately $500 million a year in energy efficiency and consider these investments the most economical way to reduce our region's emissions and improve its competitiveness. Investments made over the past three years alone are expected to result in lifetime reductions of approximately 15 million tons of carbon.

Corporate Governance and Executive Compensation. We remain committed to effective and sustainable corporate governance and executive compensation standards. Please see page 4 of this proxy statement.

Our Communities. Eversource is committed to the health and economic well-being of the residents, businesses and institutions of Connecticut, New Hampshire and Massachusetts. We recognize and value our role as a corporate citizen in the cities and towns across our service territory. We have a dedicated team in place responsible for all philanthropy, employee giving and volunteer programs, working to ensure our continued commitment to community outreach and corporate giving.

We have a long history of partnering with local and regional community organizations. Through grants, we support economic and community development, the environment and initiatives that address local, high-priority concerns and needs. We provided nearly $5 million in grants to nonprofit organizations and worthwhile regional activities across our tri-state service area in 2015. Our giving is focused specifically on the health and well-being of youth in our service territory and ensuring the greatest community impact. We have strong partnerships with key organizations across New England, including our support of the Eversource Walk for Boston Children's Hospital, the Eversource Hartford Marathon, and the Special Olympics Connecticut Winter Games.

Our corporate volunteer programs give our employees the opportunity to support non-profit programs with their time and service. Whether through our United Way campaign or by taking advantage of Eversource's three Employee Giving programs (Matching Grants, Dollars for Doers and Pledge Partners), or through participation in our corporate United Way Campaign, Eversource employees give generously. We conduct comprehensive outreach to educate our communities on public safety measures, including in-school programs, contractor safety training, and electrical safety presentations for first responders and emergency management personnel throughout our service territory.

Environmental Stewardship. We continually manage field and office operations with a commitment to environmental stewardship for today and future generations. We protect land and water resources, offer customers significant choices and work to improve regional air quality. Close collaboration with regional leaders and stakeholders has also resulted in the development of reliable, sustainable energy solutions. We seek to prevent or reduce our impact on the environment, conserve natural resources, and engage customers and stakeholders in meaningful partnerships that advance sustainable environmental results. Our environmental stewardship is visibly reflected in our commitment to conservation of open space, balancing our corporate operating requirements with natural resource conservation.

We continually evaluate risks presented by climate change. Connecticut, New Hampshire and Massachusetts are members of the Regional Greenhouse Gas Initiative, a cooperative effort by northeastern and mid-Atlantic states to develop a regional program for stabilizing and reducing carbon dioxide (CO2) emissions from fossil fuel-fired electric generating plants. Each of the states in which we do business also has Renewable Portfolio Standard (RPS) requirements, which generally require fixed percentages of our energy supply to come from renewable energy sources such as solar, hydropower, landfill gas, fuel cells and other similar sources. We comply with all RPS requirements.

Eversource and its affiliates have been recognized by many organizations for our environmental performance. For the second time in the last four years, the Company has been recognized as the top-ranked "green" utility in the U.S. by Newsweek in the magazine's Green Rankings, a comprehensive assessment of the environmental performance and corporate sustainability of the 500 largest publicly traded American companies. The score was based on environmental impact, management and disclosure.

For additional information on these initiatives and our progress to date, you can access the Company's comprehensive sustainability report, Responsible Energy, which describes in greater detail our commitment to safety, reliability, expanding energy options for our region, environmental stewardship and other objectives, through the Company's website at https://www.eversource.com/responsible_energy/.

2016 Proxy Statement    23

Selection of Trustees

As set forth in its charter, it is the responsibility of the Corporate Governance Committee to identify individuals qualified to become a Trustee and to recommend to the Board a slate of Trustee candidates to be submitted to a vote of our shareholders at the Annual Meeting of Shareholders. The Committee has from time to time retained the services of a third party executive search firm to assist it in identifying and evaluating such individuals.

As provided in our Corporate Governance Guidelines, the Corporate Governance Committee seeks nominees with the following qualifications:

Trustees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board should represent diverse experience at policy-making levels in business, government, education, community and charitable organizations as well as areas that are relevant to our business activities. The Corporate Governance Committee also seeks diversity in gender, ethnicity and personal background when considering Trustee candidates.

Applying these criteria, the Corporate Governance Committee considers Trustee candidates suggested by its members as well as by management and shareholders. As part of the annual nomination process, the Corporate Governance Committee reviews the qualifications, experience, attributes and skills of each nominee for Trustee and reports its findings to the Board. At its February 3, 2016 meeting, the Committee determined that each Trustee possesses the highest personal and professional ethics, integrity and values, and each Trustee remains committed to representing the long-term interests of our shareholders. The Committee's review also focused on each Trustee's experience at policy-making levels in business, government, education, community and charitable organizations, and other areas relevant to our business activities, as described below. Based on this review, the Committee advised the Board on February 3, 2016 that each of the Trustees was qualified to serve on the Board under the Corporate Governance Guidelines.

Trustee Qualifications, Skills and Experience

Business, Management and Finance. The Board values significant business and management experience at the highest levels, including experience in regulated industries. Many of our Trustees have served as chief executive officers and/or chief financial officers and have served on the boards of directors of numerous companies. In addition, the vast majority of our ongoing capital program is expected to be funded through cash flows provided by operating activities as well as new debt issuances and, less frequently, equity issuances. As a result, the Board highly values policy-making level experience in, and understanding of, capital and financial markets, accounting and financial reporting and credit markets.

Regulatory. Each of our utility subsidiaries is regulated in virtually all aspects of its business by various federal and state agencies, including the SEC, the Federal Energy Regulatory Commission, and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which each subsidiary operates. Accordingly, the Board considers policy-making level experience in a heavily regulated industry to be important.

Education/Community and Charitable Organizations. The Board also supports and encourages educational opportunities, community involvement and development, and philanthropic goals and activities. The Eversource Energy Foundation, Inc. was established in 1998 to focus on our community investments and to provide grants to our nonprofit community partners. Consistent with our business strategy and core values, the Foundation invests primarily in projects that address issues of economic and community development and the environment. Each Trustee has experience in one or more community or charitable organizations.

Senior Executive and Director Experience. Trustees who serve or have served as senior executives or directors of other companies provide us with unique insights. These individuals generally possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, long term strategic planning, risk management and corporate governance, and know how to drive change and growth.

Risk Assessment and Management Experience. Assessing and managing risk in a rapidly changing environment is critical to our success. Trustees who have served in

24    2016 Proxy Statement

SELECTION OF TRUSTEES

leadership positions have the experience to understand and evaluate the most significant risks we face and the experience and leadership to provide effective oversight of risk management processes.

Other Areas Relevant to Our Business Activities. We operate New England's largest energy delivery system in three different states. Because a majority of our Trustees also reside in our service territory, they not only have ties to local communities, but they understand our customers' needs.

Diversity. In accordance with our Corporate Governance Guidelines, in addition to diverse business and other experience described above, the Corporate Governance Committee seeks diversity in gender, ethnicity and personal background when considering Trustee candidates. Diverse thoughts and views emanating from different backgrounds, life experiences, career experiences and skills are critical to a well-functioning Board and essential to embracing opportunities and confronting challenges in the future. To ensure the success of our business strategy, the Board of Trustees strives to identify and pursue Trustee candidates with diverse skills, knowledge, background and experience that complement the skills, knowledge and experience of our current Trustees.

The Corporate Governance Committee and the Board annually review the skills and qualifications that they determine are necessary for the proper oversight of the Company by the Trustees in furtherance of their fiduciary duties. The Committee and the Board remain focused on ensuring that the individual and collective abilities of the Trustees continue to meet the needs of the Company. They are committed to nominating individuals who satisfy the applicable criteria for outstanding service to our Company and who together comprise the appropriate Board membership composition in light of evolving business demands. The Board evaluates the effectiveness of each Trustee in contributing to the Board's work and the potential of each new nominee.

Shareholders wishing to suggest potential candidates for membership on the Board of Trustees may address such information, in writing, to our Corporate Secretary at the mailing address set forth previously on page 9 of this proxy statement. The communication must identify the writer as a shareholder of the Company and provide sufficient detail for the Corporate Governance Committee to consider the individual's qualifications.

2016 Proxy Statement    25

Trustee Compensation

The Compensation Committee recommends to the Board of Trustees compensation for the Trustees based on competitive market practices for both the total value of compensation and the allocation of cash and equity. The Committee uses data obtained from similarly sized utility and general industry companies as guidelines for setting Trustee compensation. The level of Trustee compensation recommended by the Committee and approved by the Board enables us to attract Trustees who have a broad range of skills and experiences. When last benchmarked by Pay Governance LLC in 2015, we found that Trustee stock compensation and cash retainer compensation for Committee Chairs and the Lead Trustee were substantially below the median levels of the utility industry peer group we use for executive compensation purposes and companies in general industry of similar size. As a result, annual stock compensation was increased by $35,000 and annual additional Chair and Lead Trustee cash retainers were each increased by $2,500, effective January 1, 2016.

In 2015, we paid each of our non-employee Trustees an annual cash retainer in the amount of $100,000 for service on the Board during his or her term of office, including participation in all Board and Committee meetings. In addition, Trustees holding the positions of Lead Trustee, Chair of the Audit Committee, Chair of the Compensation Committee, Chair of the Corporate Governance Committee, and Chair of the Finance Committee on January 1 received additional annual cash retainers in the amounts set forth below. All cash retainers are payable in equal installments on the first business day of each calendar quarter.

Additional Cash Retainer	2015 Annual Amount

Lead Trustee	$25,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Corporate Governance Committee Chair	$10,000
Finance Committee Chair	$10,000

Each non-employee Trustee serving on January 1 also received a grant under the Company's Incentive Plan, effective on the 10th business day of each such year, of the number of restricted stock units (RSUs) resulting from dividing $100,000 by the average closing price of our common shares as reported on the NYSE for the 10 trading days immediately preceding such date and rounding the resulting amount to the nearest whole RSU. RSUs vest on the next business day following the grant, and distribution to the Trustee in equivalent common shares is deferred until the tenth business day of January of the year following retirement from Board service. Any individual who is elected to serve as a Trustee after January 1 of any calendar year receives an RSU grant prorated from the date of such election and granted on the first business day of the month following such election.

Annual cash retainers, additional cash retainers and annual RSU grants for service on the Board for 2015, based on the amounts described above, were paid in such amounts as noted in the table below.

The share ownership guidelines set forth in the Company's Corporate Governance Guidelines require each Trustee to attain and hold 7,500 common shares and/or RSUs of the Company within five years from

January 1 of the year succeeding their date of election to the Board. All of the current Trustees exceed the required share ownership threshold.

Pursuant to the Company's Deferred Compensation Plan, prior to the year earned, each Trustee may irrevocably elect to defer receipt of all or a portion of their cash compensation. Deferred funds are credited with deemed earnings on various deemed investments as permitted by the Deferred Compensation Plan. Deferred cash compensation is payable either in a lump sum or in installments in accordance with the Trustee's prior election. There were no above-market earnings in deferred compensation value during 2015, as the terms of the Deferred Compensation Plan provide for market-based investments, including Company Common Shares. We do not provide pension benefits to our non-employee Trustees.

In addition, when applicable, we pay travel-related expenses for spouses of Trustees who attend Board functions, but the Company does not pay tax gross-up payments in connection with such expenses. The Internal Revenue Service considers payment of travel expenses for a Trustee's spouse to be imputed income to the individual Trustee. There were no reportable travel-related expenses for spouses of Trustees during 2015.

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TRUSTEE COMPENSATION

The table below sets forth all compensation paid to or accrued by each non-employee Trustee in 2015.

Trustee	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

John S. Clarkeson	100,000	102,632.67	202,632.67
Cotton M. Cleveland	100,000	102,632.67	202,632.67
Sanford Cloud, Jr.	135,000	102,632.67	237,632.67
James S. DiStasio	110,000	102,632.67	212,632.67
Francis A. Doyle	111,250	102,632.67	213,882.67
Charles K. Gifford	110,000	102,632.67	212,632.67
Paul A. La Camera	100,000	102,632.67	202,632.67
Kenneth R. Leibler	100,000	102,632.67	202,632.67
William C. Van Faasen	100,000	102,632.67	202,632.67
Frederica M. Williams	100,000	102,632.67	202,632.67
Dennis R. Wraase	100,000	102,632.67	202,632.67

(1)
Represents the aggregate dollar amount of all fees earned or paid in cash, including annual retainer fees and committee chair fees. Also includes the amount of cash compensation deferred at the election of the Trustee. For the fiscal year ended December 31, 2015, Messrs. DiStasio, Doyle and Van Faasen deferred 100% of their cash compensation.

(2)
Includes the grant date market value of $100,000 of RSUs granted on January 15, 2015, which vested on January 16, 2015, and as determined in accordance with the provisions set forth on the preceding page. Each Trustee received 1,863 RSUs.

The table below sets forth the number of deferred common shares and/or vested deferred RSUs, held by our non-employee Trustees as of December 31, 2015. Included in this number are accrued dividend equivalents, which are subject to the same restrictions and vesting schedule as the underlying securities. Please see the Beneficial Share Ownership Table on page 31 for the total number of shares held by each of our Trustees as of March 7, 2016.

Trustees	Deferred Stock Awards and Dividend Equivalents as of December 31, 2015

John S. Clarkeson	7,289
Cotton M. Cleveland	47,174
Sanford Cloud, Jr.	25,730
James S. DiStasio	7,289
Francis A. Doyle	7,289
Charles K. Gifford	7,289
Paul A. La Camera	7,289
Kenneth R. Leibler	7,289
William C. Van Faasen	7,289
Frederica M. Williams	7,289
Dennis R. Wraase	17,912

2016 Proxy Statement    27

Trustee Independence

We have adopted Corporate Governance Guidelines incorporating independence standards that meet the listing standards of the NYSE. The Corporate Governance Guidelines are available on our website at www.eversource.com/Content/general/about/investors/
corporate-governance/guidelines. In addition, we have adopted an additional standard under which a charitable relationship will not be considered to be a material relationship that would impair a Trustee's independence if a Trustee serves as an officer or director of a charitable organization, and our discretionary charitable contributions to the organization, in the aggregate, do not exceed the greater of: $200,000 or two percent of the organization's total annual charitable receipts or latest publicly available operating budget. The Trustee Independence Guidelines are available on our website at www.eversource.com/Content/general/about/investors/
corporate-governance/board-independence-guidelines.

The Corporate Governance Committee conducts an annual review of the independence of the members of the Board, including all nominees, and reports its findings to the full Board. Applying the Corporate Governance Guidelines, the Committee, assisted by legal counsel and based on responses to questionnaires completed by the Trustees, reviewed and considered relationships and transactions between Eversource Energy, its affiliates and subsidiaries, on the one hand, and each Trustee, entities affiliated with him or her, and/or any member of his or her immediate family, on the other hand. The Committee also reviewed Eversource Energy's charitable donations to organizations where the Trustees or their immediate family members serve as officers or directors. Similarly, the Committee examined relationships and transactions between each Trustee and both our senior management and our independent registered public accounting firm. The Committee determined that none of these relationships was material to the nominees for Trustee or likely to impair the independence of any of the nominees for Trustee.

The Board of Trustees separately considered that the utility operating company subsidiaries of Eversource Energy provide electric service or natural gas service to the residences of Trustees and/or companies at which some of the Trustees were directors or executive officers. These utility services are provided in the ordinary course of business, on an arm's length basis and pursuant to rates determined by the applicable public utility commission and available to all similar customers of the utility. The Board determined that relationships that exist solely due to an individual or entity purchasing electric service or natural gas service from any of the utility operating company subsidiaries of Eversource Energy in the ordinary course of business, on an arm's length basis and pursuant to rates determined by the applicable public utility commission, were not material to the Trustees or likely to impair the independence of any of the Trustees.

On February 3, 2016, based on the recommendation of the Corporate Governance Committee following its review, the Board of Trustees affirmatively determined that each of the Trustees, with the exception of Mr. May, our Chairman of the Board, President and Chief Executive Officer, satisfied the independence criteria (including the enhanced criteria with respect to members of the Audit and Compensation Committees) set forth in the current listing standards and rules of the NYSE and the SEC, and under our Corporate Governance Guidelines.

Related Person Transactions

The Board of Trustees has adopted a Related Person Transactions Policy, which is administered by the Corporate Governance Committee. The Policy generally defines a Related Person Transaction as any transaction or series of transactions in which (i) Eversource Energy or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any Related Person has a direct or indirect material interest. A Related Person is defined as any Trustee or nominee for Trustee, any executive officer, any shareholder owning more than 5% of our total outstanding shares, and any immediate family member of any such person. Management submits to the Corporate Governance Committee for consideration any proposed Related Person Transaction. The Corporate Governance Committee recommends to the Board of Trustees for approval only those transactions that are in our best interests. Related Person Transactions are considered in light of the requirements set forth in our Code of Business Conduct, including the Conflicts of Interest Policy, and our Code of Ethics for Senior Financial Officers. If management causes us to enter into a Related Person Transaction prior to approval by the Committee, the transaction will be subject to ratification by the Board of Trustees. If the Board determines not to ratify the transaction, then management will make all reasonable efforts to cancel or annul such transaction.

28    2016 Proxy Statement

The Code of Ethics and The Code of Business Conduct

We have adopted a Code of Ethics for Senior Financial Officers (Chief Executive Officer, Chief Financial Officer and Controller) and a Code of Business Conduct which is applicable to all of the Trustees, directors, officers, employees, contractors and agents of Eversource Energy and its subsidiaries. The Code of Ethics is available on our website at www.eversource.com/
Content/general/about/investors/corporate-governance/
code-of-ethics-for-senior-financial-officers and our Code of Business Conduct is available on our website at

www.eversource.com/Content/docs/default-source/
Investors/Code_of_business_conduct. You may obtain a printed copy of the Code of Ethics and the Code of Business Conduct, without charge, by contacting our Corporate Secretary at the address set forth on page 9 of this proxy statement. Any amendments to or waivers under the Code of Ethics or the Code of Business Conduct will be posted to our website at www.eversource.com/Content/general/about/investors/
corporate-governance.

Communications from Shareholders and Other Interested Parties

Interested parties, including shareholders, who desire to communicate directly with the Board of Trustees, the non-management Trustees as a group, or individual Trustees, including the Lead Trustee, Mr. Cloud, should send written communications in care of our Corporate

Secretary at the mailing address set forth on page 9 of this proxy statement. The Corporate Secretary will review each communication and forward all communications that properly identify the sender to the intended recipient or recipients.

2016 Proxy Statement    29

Securities Ownership of Certain Beneficial Owners

The following table provides information as to persons who are known to us to beneficially own more than five percent of the common shares of Eversource Energy. We do not have any other class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	27,535,689	(1)	8.68%	(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	22,806,534	(2)	7.2%	(2)

(1)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2016, reporting that as of December 31, 2015, The Vanguard Group, Inc. had the sole power to vote or direct the vote of 615,963 common shares, the sole power to dispose of or to direct the disposition of 26,912,708 common shares, and the shared power to dispose of or to direct the disposition of 622,981 common shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 491,759 common shares as investment manager of collective trust accounts, and directs the voting of these shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 255,426 common shares as investment manager of Australian investment.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2016, reporting that as of December 31, 2015, BlackRock, Inc. and certain subsidiaries beneficially owned and had the sole power to dispose or direct the disposition of all of these common shares, and the sole power to vote or direct the vote of 20,009,974 of these common shares.

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Common Share Ownership of Trustees and Management

The table below shows the number of our common shares beneficially owned as of March 7, 2016, by each of our Trustees and each 2015 Named Executive Officer as well as the number of common shares beneficially owned by all of our Trustees and executive officers as a group. The table also includes information about options, restricted share units and deferred shares credited to the accounts of our Trustees and executive officers under certain compensation and benefit plans. The address for the shareholders listed below is c/o Eversource Energy, 300 Cadwell Drive, Springfield, Massachusetts 01104.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class

John S. Clarkeson	26,914		*
Cotton M. Cleveland	58,774		*
Sanford Cloud, Jr.	47,194	(3)	*
James S. DiStasio	20,260		*
Francis A. Doyle	16,150	(4)	*
Charles K. Gifford	64,081		*
James J. Judge	253,934	(5)	*
Paul A. La Camera	49,430		*
Kenneth R. Leibler	30,157		*
Thomas J. May	1,297,588	(5)	*
David R. McHale	100,932	(5)(7)	*
Leon J. Olivier	147,263	(5)	*
Werner J. Schweiger	391,125	(5)(6)	*
William C. Van Faasen	41,032		*
Frederica M. Williams	12,537		*
Dennis R. Wraase	24,549	(8)	*
All Trustees and Executive Officers as a group (20 persons)	2,811,489	(9)	*

*
Less than 1% of Eversource Energy common shares outstanding.

(1)
The persons named in the table have sole voting and investment power with respect to all shares beneficially owned by each of them, except as noted below.

(2)
Includes restricted share units, deferred restricted share units and/or deferred shares, including dividend equivalents, as to which none of the individuals has voting or investment power, and phantom common shares, representing employer matching contributions distributable only in cash, held by trustees and executive officers who participate in the Eversource Deferred Compensation Plan, as follows: Mr. Clarkeson: 9,926 shares; Ms. Cleveland: 49,811 shares; Mr. Cloud: 28,367 shares; Mr. DiStasio: 18,801 shares; Mr. Doyle: 9,926 shares; Mr. Gifford: 56,428 shares; Mr. Judge: 105,704 (82,522 of which are deferred shares held in a rabbi trust that are voted by the trustee); Mr. La Camera: 49,430 shares; Mr. Leibler: 9,926 shares; Mr. May: 1,027,240 shares (914,771 of which are deferred shares held in a rabbi trust that are voted by the trustee); Mr. McHale: 24,311 shares; Mr. Olivier: 28,226 shares; Mr. Schweiger: 330,191 shares (104,075 of which are deferred shares held in a rabbi trust that are voted by the trustee); Mr. Van Faasen: 39,572 shares; Ms. Williams: 11,077 shares; and Mr. Wraase: 20,549 shares.

(3)
Includes 8,200 common shares held by Mr. Cloud's spouse. Mr. Cloud disclaims beneficial ownership of the common shares held by his spouse.

(4)
Includes 333 common shares held by Mr. Doyle's spouse. Mr. Doyle disclaims beneficial ownership of the common shares held by his spouse.

(5)
Includes common shares held as units in the 401k Plan invested in the Eversource Energy Common Shares Fund over which the holder has sole voting and investment power (Mr. Judge: 23,575 shares; Mr. May: 68,947 shares; Mr. McHale: 7,829 shares; Mr. Olivier: 3,794 shares; and Mr. Schweiger: 9,326 shares).

(6)
Includes 124,640 common shares issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 7, 2016.

(7)
Includes 132 common shares held by Mr. McHale in the 401k Plan TRASOP/PAYSOP account over which Mr. McHale has sole voting and investment power.

(8)
Includes 4,000 common shares owned jointly by Mr. Wraase and his spouse with whom he shares voting and investment power.

(9)
Includes 124,640 common shares issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 7, 2016, and 1,909,028 unissued common shares. See note 2. Also includes 1,153,904 deferred shares held in a rabbi trust that are voted by the trustee.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Trustees and executive officers of Eversource Energy and persons who beneficially own more than ten percent of the outstanding common shares of Eversource to file reports of ownership and changes in ownership with the SEC and the NYSE. We assist our Trustees and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based on such reports and the written representations of our Trustees and executive officers, we believe that for the year ended December 31, 2015, all such reporting requirements were complied with in a timely manner.

32    2016 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") provides information about the principles behind our compensation objectives, plans, policies and actions for our Named Executive Officers. The discussion describes the specific components of the compensation program, how Eversource Energy measures performance, and how those principles were applied to compensation awards and decisions that were made by the Compensation Committee for our Named Executive Officers, as presented in the tables and narratives that follow. While this discussion focuses primarily on 2015 information, it also addresses decisions that were made in other periods to the extent that these decisions are relevant to the full understanding of our compensation program and the specific awards that were made for performance in 2015. The CD&A also contains a summary of 2015 performance, an assessment of the performance and the compensation awards made by the Compensation Committee, and other information relating to our compensation program, including:

Pay for Performance Philosophy
Executive Compensation Governance
The Named Executive Officers
Overview of our Compensation Program
Market Analysis
Elements of 2015 Compensation
2015 Annual Incentive Program
2015 Assessment of Financial and Operational Performance
Performance Goal Assessment Matrix

Description of our Long Term Incentive Program, Grants and Performance Plan Results
Disclosure of our:
o Clawback and No Hedging and Pledging Policies
o Share Ownership Guidelines
o Other Benefits
Contractual Agreements
Tax and Accounting Considerations
Equity Grant Practices
Summary of 2015 Performance

In 2015, we achieved positive overall financial results and very strong operational performance results. The following is a summary of some of our most important accomplishments in 2015:

Financial Accomplishments

•
Our 2015 recurring earnings were $2.81 per share, excluding integration-related costs, a 6% increase over 2014 results.

•
We continued to achieve operations and maintenance expense reductions through process simplification and redesign and careful spending. Utility operations and maintenance expenses were below 2014 levels.
•
We increased our 2015 dividend to $1.67 per share, a 6.4% increase over 2014, continuing to significantly outperform the EEI Index.

•
Our total shareholder return in 2015 exceeded the EEI Index and was slightly below the S&P 500. Our three-, five-, and 10-year shareholder return continued to outperform the EEI Index.

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COMPENSATION DISCUSSION AND ANALYSIS

Earnings – 2013 - 2015 recurring earnings per share have grown 7.2%, consistent with our guidance and well above the utility industry average. A reconciliation between reported earnings per share and the recurring earnings per share presented below appears under the caption entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations – Overview" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Recurring earnings per share presented below for all years exclude integration-related costs.

Dividends – The Board of Trustees increased the annual dividend rate by 6.4% for 2015 to $1.67 per share, twice the Edison Electric Institute (EEI) Index of approximately 50 U.S. utilities' dividend growth rate of 3.2%. Dividend growth rate for the period 2013-2015 has totaled 8.2%, in line with our earnings per share growth and well ahead of the utility industry average.

Total Shareholder Return – Our Total Shareholder Return for 2015 outperformed the EEI Index companies for 2015 and outperformed the EEI Index companies and the S&P 500 over the five-year period. An investment of $1,000 in our common shares at the beginning of the five-year period beginning January 1, 2011 was worth $1,890 on December 31, 2015.

Operational Accomplishments

•
Our overall electric system performance in 2015 was its best on record and continues to represent top quartile utility industry performance.

•
NSTAR Electric Company, NSTAR Gas Company and Western Massachusetts Electric Company each met or exceeded Service Quality Index performance targets established by Massachusetts regulators, which is the only state we serve that has such performance targets.

•
We met or exceeded established goals in safety performance, response to gas service calls, and new gas service connections.

•
We achieved the goal of having 34% of new hires and promotions within the supervisor and above management group be of women and people of color.

Our operating performance continues to be strong. This is the result of the ongoing implementation of best practices, focused spending on reliability improvements to reduce the number and length of outages, and performing our work safely each and every day.

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COMPENSATION DISCUSSION AND ANALYSIS

Reliability – Electric System Reliability, which is measured by months between interruptions and average time to restore power, was in the top quartile of our industry peers; on average, customers experienced an outage every 16.6 months during 2015. The average time to restore power continues to decrease significantly, from 104.1 minutes in 2012 to 71.6 minutes in 2015.

Safety – Safety performance measured by days away or restricted time per 100 workers continued to improve for the fourth straight year, from 1.9 in 2012 to 1.2 in 2015.

Achievement of the 2015 performance goals and additional accomplishments and the Compensation Committee's assessment of Company and executive performance are more fully described in the section titled "2015 Annual Incentive Program." Specific decisions regarding executive compensation based upon the Committee's assessment of Company and executive performance and market data are described in this Compensation Discussion and Analysis below.

Pay for Performance

The Committee links our Named Executive Officers' compensation to performance that will ultimately benefit our customers and shareholders. Our compensation program is intended to attract and retain the best executive talent, motivate our executives to meet or exceed specific stretch financial and operational goals set each year, and compensate our executives in a manner that aligns compensation directly with performance. We strive to provide executives with base salary, performance-based annual incentive compensation and long-term incentive compensation opportunities that are competitive with market practices and that reward excellent performance.

Executive Compensation Governance

•
The Compensation Committee annually assesses the independence of its compensation consultant, Pay Governance LLC ("Pay Governance"), which is retained directly by the Committee, performs no other consulting or other services for the Company, and has no relationship with the Company that could result in a conflict of interest. The Committee has concluded that

Pay Governance is independent and that no conflict of interest exists between Pay Governance and the Company.

•
The executive and Trustee share ownership and holding guidelines noted in this CD&A emphasize the importance of share ownership. Under the share ownership guidelines, we require our executives to hold the net shares awarded under the Company's stock compensation program until the share ownership guidelines have been met. In addition, 100% of Trustee stock compensation is deferred and not distributed until the Trustee's retirement from the Board.

•
The Compensation Committee has a policy that requires our executives to reimburse the Company for incentive compensation received if earnings were subsequently required to be restated as a result of noncompliance with accounting rules caused by fraud or misconduct.

•
The Company has discontinued the use of "gross ups" in all new or materially amended executive compensation agreements.

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COMPENSATION DISCUSSION AND ANALYSIS
•
The Compensation Committee approved a policy that prohibits all Trustees and executives from purchasing financial instruments or otherwise entering into any transactions that are designed to have the effect of hedging or offsetting any decrease in the market value of our common shares. This policy also prohibits all pledges, derivative transactions or short sales involving our common shares or the holding of any Company common shares in a margin account.

•
Our employment agreements provide for "double trigger" change of control acceleration of awards assumed by the surviving company.

Named Executive Officers

The executive officers listed in the Summary Compensation Table whose compensation is discussed in this Compensation Discussion and Analysis are referred to as the "Named Executive Officers" under SEC regulations. For 2015, the Named Executive Officers are:

•
Thomas J. May, Chairman of the Board, President and Chief Executive Officer

•
James J. Judge, Executive Vice President and Chief Financial Officer
•
Leon J. Olivier, Executive Vice President – Enterprise Energy Strategy and Business Development

•
Werner J. Schweiger, Executive Vice President and Chief Operating Officer

•
David R. McHale, Executive Vice President and Chief Administrative Officer

Overview of Our Compensation Program

The Role of the Compensation Committee. The Board of Trustees has delegated to the Compensation Committee overall responsibility for establishing the compensation program for those senior executive officers, who we refer to in this Compensation Discussion and Analysis as "executives" and who under the SEC's regulations are deemed to be "officers." In this role, the Committee sets compensation policy and compensation levels, reviews and approves performance goals and evaluates executive performance. Although this discussion and analysis refers principally to compensation for the Named Executive Officers, the same compensation principles and practices apply to all executives. The compensation of the Chief Executive Officer is subject to the further review and approval of the independent Trustees.

Elements of Compensation. Total direct compensation consists of three elements: base salary, annual cash incentive awards and long-term equity-based incentive awards. Indirect compensation is provided through certain retirement, perquisite, severance, and health and welfare benefit programs.

Our Compensation Objectives. The objectives of our compensation program are to attract and retain superior executive talent, motivate our executives to achieve annual and long-term performance goals set each year, and provide total compensation opportunities that are competitive with market practices. With respect to incentive compensation, the Committee believes it is important to balance short-term goals, such as producing earnings, with longer-term goals, such as long-term value creation and maintaining a strong balance sheet. The Committee also places great emphasis on system reliability and superior customer service. Our compensation program utilizes performance-based incentive compensation to reward individual and corporate performance and to align the interests of executives with Eversource Energy's customers and shareholders. The Committee continually increases expectations to motivate our executives and employees to achieve continuous improvement in carrying out their responsibilities to our customers to deliver energy reliably, safely, with respect for the environment and our employees, and at a reasonable cost, while providing an above-average total shareholder return to our shareholders.

Setting Compensation Levels. To ensure that the Company achieves its goal of providing market-based compensation levels to attract and retain top quality management, the Committee provides our executives with target compensation opportunities over time approximately equal to median compensation levels for executive officers of companies comparable to us. To achieve that goal, the Committee and its independent compensation consultant work together to determine the market values of executive direct compensation elements (base salaries, annual incentives and long-term incentives), as well as total compensation, by using

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COMPENSATION DISCUSSION AND ANALYSIS

competitive market compensation data. The Committee reviews compensation data obtained from utility and general industry surveys and a specific group of peer utility companies.

Role of the Compensation Consultant. The Committee has retained Pay Governance as its independent compensation consultant. Pay Governance reports directly to the Committee and does not provide any other services to the Company. With the consent of the Committee, Pay Governance works cooperatively with the Company's management to develop analyses and proposals for presentation to the Committee. The Committee generally relies on Pay Governance for peer group market data and information as to market practices and trends to assess the competitiveness of the compensation we pay to our executives and to review the Committee's proposed compensation decisions.

In February 2016, the Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and concluded that it is independent and that no conflict of interest exists that would prevent Pay Governance from independently advising the Committee. In making this assessment, the Committee considered the independence factors enumerated in

Rule 10C-1(b) under the Securities Exchange Act of 1934, including the written representations of Pay Governance that Pay Governance does not provide any other services to the Company, the level of fees received from the Company as a percentage of Pay Governance's total revenues, the policies and procedures employed by Pay Governance to prevent conflicts of interest, and whether the individual Pay Governance advisers with whom the Committee consulted own any Eversource Energy common shares or have any business or personal relationships with members of the Committee or our executives.

Role of Management. Management's roles, and specifically the roles of the Chief Executive Officer and the Senior Vice President of Human Resources, are to provide current compensation information to the compensation consultant and analyses and recommendations on executive compensation to the Committee based on the market value of the position, individual performance, experience and internal pay equity. The Chief Executive Officer also provides recommendations on the compensation for the other Named Executive Officers. None of the executives makes recommendations that affect his or her individual compensation.

Market Analysis

The Compensation Committee seeks to provide our executives with target compensation opportunities using a range that is approximately equal to the median compensation levels for executive officers of utility companies comparable to the Company. Set forth below is a description of the sources of the compensation data used by the Committee when reviewing 2015 compensation:

•
Utility and general industry survey data.  The Committee reviews compensation information obtained from surveys of diverse groups of utility and general industry companies that represent our market for executive officer talent. Utility industry data are based on a defined peer set, as discussed below, while general industry data is derived from compensation consultant surveys. General industry data are size-adjusted to ensure a close correlation between the market data and the Company's scope of operations. The Committee used this information, which it obtained from Pay Governance, to determine base salaries and incentive opportunities.

•
Peer group data.  In support of our executive pay decisions during 2015, the Committee consulted with

Pay Governance, which provided the Committee with a competitive assessment analysis of the Company's executive compensation levels, as compared to the 20 peer group companies listed in the table below. This peer group was chosen because we believe these companies are similar to Eversource Energy in terms of business model and long-term strategies. In December 2015, the Compensation Committee determined that Pepco Holdings, Inc., Wisconsin Energy Corporation, Integrys Energy Group (which merged with Wisconsin Energy Corporation to form WEC Energy Group, Inc.), TECO Energy Inc., and OGE Energy Corp. should be removed from the peer group. These actions are consistent with the Compensation Committee's past decisions to adjust the peer group to account for the impact of mergers and acquisitions and changes in market capitalization. The Compensation Committee added NiSource Inc., WEC Energy Group, Inc. and Pinnacle West Capital Corporation to the peer group.

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Companies

Alliant Energy Corporation	DTE Energy Company	PPL Corporation
Ameren Corporation	Edison International	Public Service Enterprise Group, Inc.
American Electric Power Co., Inc.	Entergy Corporation	SCANA Corp.
CenterPoint Energy, Inc.	FirstEnergy Corp.	Sempra Energy
CMS Energy Corp.	NiSource Inc.	WEC Energy Group, Inc.
Consolidated Edison, Inc.	PG&E Corporation	Xcel Energy Inc.
Dominion Resources, Inc.	Pinnacle West Capital Corporation

The Committee periodically adjusts the target percentages of annual and long-term incentives based on the survey data after discussion with the compensation consultant to ensure that they are approximately equal to competitive median levels.

The Committee also determines perquisites to the extent they serve business purposes and sets supplemental benefits at levels that provide market-based compensation opportunities to the executives. The Committee periodically reviews the general market for supplemental benefits and perquisites using utility and general industry survey data, including data obtained from companies in the peer group.

Mix of Compensation Elements.    We target the mix of compensation for our Chief Executive Officer and the other Named Executive Officers so that the percentages of each compensation element are approximately equal to the competitive median market mix. The mix is heavily weighted toward incentive compensation, and incentive compensation is heavily weighted toward long-term compensation. Since our most senior positions have the greatest responsibility for implementing our long-term business plans and strategies, a greater proportion of total compensation is based on performance with a long-term focus.

The Committee determines the compensation for each executive based on the relative authority, duties and responsibilities of the executive. Our Chief Executive Officer's responsibilities for the strategic direction and daily operations and management of Eversource are greater than the duties and responsibilities of our other executives. As a result, our Chief Executive Officer's compensation is higher than the compensation of our other executives. Assisted by the compensation consultant, the Committee regularly reviews market compensation data for executive officer positions similar to those held by our executives, including our Chief Executive Officer, and this market data continues to indicate that chief executive officers are paid significantly more than other executive officers.

The following table sets forth the contribution to 2015 Total Direct Compensation (TDC) of each element of compensation, at target, reflected as a percentage of TDC, for the Named Executive Officers. The percentages shown in this table are at target and therefore do not correspond to the amounts appearing in the Summary Compensation Table.

	Percentage of TDC at Target
			Long-Term Incentives
Named Executive Officer (NEO)	Base Salary	Annual Incentive(1)	Performance Shares(1)	RSUs(2)	TDC

Thomas J. May (CEO)	15%	17%	34%	34%	100%
James J. Judge	29%	19%	26%	26%	100%
Leon J. Olivier	29%	19%	26%	26%	100%
Werner J. Schweiger	29%	19%	26%	26%	100%
David R. McHale	29%	19%	26%	26%	100%
NEO average, excluding CEO	29%	19%	26%	26%	100%

(1)
The annual incentive compensation element and performance shares under the long-term incentive compensation element are performance-based.

(2)
Restricted Share Units (RSUs) vest over three years contingent upon continued employment.

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COMPENSATION DISCUSSION AND ANALYSIS

Total Direct Compensation - CEO	Total Direct Compensation - All other NEO's

Risk Analysis of Executive Compensation Program.    The overall compensation program includes a mix of compensation elements ranging from a fixed base salary that is risk-neutral to annual and long-term incentive compensation programs intended to motivate officers and eligible employees to achieve individual and corporate performance goals that reflect an appropriate level of risk. The fundamental objective of the compensation program is to foster the continued growth and success of our business. The design and implementation of the overall compensation program provides the Committee with opportunities throughout the year to assess risks within the compensation program that may have a material effect on the Company and our shareholders.

In 2015, the Compensation Committee assessed the risks associated with the executive compensation program by reviewing the various elements of incentive compensation. The annual incentive program was designed to ensure an appropriate balance between individual and corporate goals, which were deemed appropriate and supportive of the Company's annual business plan. Similarly, the long-term incentive program was designed to ensure that the performance metrics were properly weighted and supportive of the Company's strategic plan. The Committee reviewed the overall compensation program in the context of the annual operating and strategic plans, which were both previously subject to Enterprise Risk Management review.

The annual and long-term incentive programs were designed to ensure that mechanisms exist to mitigate risk. These mechanisms include realistic goal setting and discretion with respect to actual payments in addition to:

•
a mix of annual and long-term performance awards to provide an appropriate balance of short- and long-term risk and reward horizon;
•
a variety of performance metrics including financial, operational, customer service and safety goals for annual performance awards to avoid excessive focus on a single measure of performance;

•
the primary use of metrics in the Company's long-term incentive compensation that use recurring earnings per share and total shareholder return, which are both robust measures of shareholder value that reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance;

•
our clawback provision on incentive compensation; and

•
stock ownership requirements for certain executives, including our named executive officers and prohibitions on hedging, pledging and other derivative transactions related to our stock.

Based on these factors, the Compensation Committee and the Board of Trustees believe the overall compensation program risks are mitigated to reduce overall compensation risk.

Results of Our 2015 Say-on-Pay Vote.    We are requesting Shareholders to cast an annual advisory vote on executive compensation (a "Say-on-Pay" proposal). At the Company's Annual Meeting of Shareholders held on April 29, 2015, 92% of the votes cast on the Say-on-Pay proposal were voted to approve the 2014 compensation of the Named Executive Officers, as described in our 2015 proxy statement. The Committee has and will continue to consider the outcome of the Company's Say-on-Pay votes when making future compensation decisions for the Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Elements of 2015 Compensation

Base Salary

Base salary is designed to attract and retain key executives by providing an element of total compensation at levels competitive with those of other executives employed by companies of similar size and complexity in the utility and general industries. In establishing base salary, the Compensation Committee relies on compensation data obtained from independent third-party surveys of companies and from an industry peer group to ensure that the compensation opportunities we offer are capable of attracting and retaining executives with the experience and talent required to achieve our strategic objectives.

When setting or adjusting base salaries, the Committee considers annual executive performance appraisals; market pay movement across industries (determined through market analysis); targeted market pay positioning for each executive; individual experience and years of service; strategic importance of a position; and internal equity.

Individuals who are performing well in strategic positions are likely to have their base salaries increased more significantly than other individuals. From time-to-time, economic conditions and corporate performance have caused base salary increases to be postponed. However, the Committee prefers to reflect sub-par corporate performance through the variable pay components.

In February 2015, the Committee adjusted the base salaries of the Named Executive Officers by 3%. The Committee and independent Trustees also adjusted Mr. May's base salary by 3%.

Incentive Compensation

Annual incentive and long-term incentive compensation are provided under the Company's Incentive Plan, which was approved by our shareholders at the 2007 Annual Meeting of Shareholders and the material terms of performance goals of which were re-approved by our shareholders at the 2012 Annual Meeting of Shareholders. The annual incentive program provides cash compensation intended to reward performance under our annual operating plan. The long-term stock-based incentive program is designed to reward demonstrated performance and leadership, motivate future performance, align the interests of the executives with those of our shareholders, and retain the executives during the term of grants. The annual and long-term programs are designed to strike a balance between the Company's short- and long-term objectives so that the programs work in tandem.

2015 Annual Incentive Program

In February 2015, the Committee established the terms of the 2015 Annual Incentive Program. As part of the overall program, and after consulting with Pay Governance, the Committee set target award levels for each of the Named Executive Officers that ranged from 65% to 110% of base salary. Target award levels under the Annual Incentive Program are expressed as a percentage of base salary.

At the February 2015 meeting, the Committee determined that for 2015 it would continue to base 70% of the annual incentive performance goals on the Company's overall financial performance and 30% of the annual performance goals on the Company's overall operational performance. The Committee also determined the specific goals to assess performance and that the individual goals would continue to be assessed using ratings ranging from 0% to 200%. The Committee assigned weightings to each of these specific goals. For the financial component, the earnings per share goal was weighted at 70%, the dividend growth goal was weighted at 20% and the credit rating goal was weighted at 10%.

For the operational component, the Committee determined that the combined service reliability and responsiveness goals would be weighted at 60%, the key corporate initiatives of operational efficiency and effectiveness, technology and customer experience goals would be weighted at 25%, and the combined safety ratings, gas service response and hiring goals would be weighted at 15%.

At the December 2015 meeting of the Committee, management provided an initial review of the Company's 2015 performance followed by an update at a second meeting in January 2016, at which time it continued its preliminary review of 2015 performance. At the February 2, 2016 meeting, the Committee performed its final assessment of the performance goals, the additional accomplishments noted below under the

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COMPENSATION DISCUSSION AND ANALYSIS

caption "Additional Factors," and the overall performance of the Company. In addition to these meetings, the Committee was also provided updates during the year on corporate performance. At the February 2016 meeting, the Committee determined, based on its assessment of the financial and operational performance goals, to set the level of achievement of combined financial and operational performance goals results at 158% of target, reflecting the overall strong performance of the Company and the executive team. In arriving at this determination, the Committee determined that the financial performance goals result was 162% of target and the operational performance goals result was 148% of target. The individual financial and operational performance goals results are as set forth below. The Chief Executive Officer recommended to the Committee payout levels for the executives (other than himself) based on his assessment of each executive's individual performance towards achievement of the performance goals and the additional accomplishments of the Company, together with each executive's contributions to the overall performance of the Company. The awards determined by the Committee were also based on the same three-component criteria.

Financial Performance Goals Assessment

•
Our earnings per share in 2015 were $2.81, exclusive of integration-related costs, exceeding the goal of $2.80, a 6% increase over 2014 and compared to long-term industry growth of 4%. The earnings goal was exceeded despite much warmer weather over the later part of the year, through the accomplishment of a challenging operations and maintenance cost containment goal. 2015 operations and maintenance spending was less than budget and was accomplished while at the same time improving upon operating performance. The Committee determined the earnings per share goal to have attained a 160% performance result.

•
We increased our dividend to $1.67 per share, a 6.4% increase from the prior year and twice the utility industry dividend growth of 3.2%. The Committee determined this goal to have attained a 160% performance.

•
The Company's credit rating at Standard & Poor's was upgraded to "A" in April 2015. This rating represents the highest holding company credit rating in the utility industry, and continues to provide the foundation for continued favorable financing opportunities during the year and in the future. The industry average credit rating at Standard & Poor's is "BBB+." The Committee determined this goal to have attained a 175% performance result.

Operational Performance Goals Assessment

•
The Company's total electric system operating performance was the best on record, surpassing 2014's then best on record performance. Average months between interruptions in service equaled 16.6 months, at the high end of the performance zone established by the Committee of 14.4 to 16.9 months, and in the top quartile of industry peers. System average restoration duration time equaled 71.6 minutes, significantly better than the range established by the Committee of 92.9 to 73.7 minutes and in the top quartile of industry peers. These results continue to represent top quartile performance against industry peers. The Committee determined these goals to have each attained a 175% performance result.

•
We successfully implemented a new model for our gas and electric operations, transforming the operations area through standardization across the three states in which we provide service. In addition, we exceeded the goal of adding 11,000 new natural gas customers. The Committee determined this goal to have attained a 150% performance result.

•
We completed several important technology projects on a timely basis, including successful implementation of an outage management system and new Human Resources system. The Committee determined this goal to have attained a 100% performance result.

•
We successfully implemented the re-branding of our several legacy companies from six distinct brands to the single Eversource brand when we changed our holding Company name to Eversource Energy. Our customer satisfaction ratings declined however, as a result of high bills due to winter price spikes and technical issues coincident with the introduction of our new Eversource website. The Committee determined this goal to have attained a 75% performance result.

•
On-time response to gas customer emergency calls was 99.1%, which met the goal of 99.1%. The Committee determined this goal to have attained a 100% performance result.

•
We exceeded the safety performance goal of 1.4 Days Away or Restricted Time ("DART") per 1,000 employees; DART equaled 1.2 in 2015 and was a significant improvement in 2014. The Committee determined this goal to have attained a 125% performance result.

•
We exceeded our goal that 34% of new hires and promotions within the supervisor and above management group be of women or people of color. The Committee determined this goal to have attained a 100% performance result.

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COMPENSATION DISCUSSION AND ANALYSIS

2015 Annual Incentive Program Performance Assessments

Financial Performance Goals

Category	2015 Goal	Company Performance	Assessment

Earnings Per Share	$2.80 per share	Exceeded – $2.81 per share, a 6% increase over 2014, outperforming industry growth of approximately 4%	160%
Dividend Growth	Increase dividend $.10 to $1.67 per share	Achieved – Increased to $1.67 per share, a $.10 increase and 6.4% growth, significantly exceeding the industry growth of 3.2%	160%
Credit Rating	Maintain the Company's top tier Standard & Poor's (S&P) A- credit rating	Exceeded – S&P rating raised to A (with "Stable" Outlook), the highest holding company credit rating in the utility industry	175%

Weightings = Earnings Per Share – 70%; Dividend Growth – 20%; credit rating – 10%

Operational Performance Goals

Category	2015 Goal	Company Performance	Assessment

Reliability — Avg. Months Between Interruptions (MBI)	Achieve MBI of within 14.4 to 16.9 months	Exceeded: MBI 16.6; 8% better than 2014 and in top quartile of peers	175%
Average Restoration Duration (SAIDI)	Achieve SAIDI of 92.9 to 73.7 minutes	Exceeded: SAIDI 71.6 minutes; 13% better than 2014 and in top quartile of peers	175%
Safety Rate	1.4 DART	Exceeded: 1.2 DART 14% better than 2014	125%
Gas Service Response	99.1%	Achieved: 99.1% meeting all regulatory mandated targets	100%
New Hires and Promotions	34% hires of supervisor and above women/people of color	Achieved: 34.6%	100%
Operational Efficiency & Effectiveness	Transform Operations, continue standardization across the Company and grow the gas business	Exceeded: Successfully implemented new operating model while continuing top quartile reliability; Gas growth ahead of plan	150%
Technology	Implement transformational technology related projects (Core HR, OMS and Supply Chain)	Achieved: Successfully implemented Human Resources and Outage Management System projects; Payroll project in progress to be implemented in 2016, Supply Chain initiated and in service in 2017	100%
Customer Experience	Implement Eversource branding initiative, expand digital functionality for customers via new web tools and applications, and continue to improve customer satisfaction scores	Partially Achieved: Successfully implemented branding effort, customer satisfaction scores declined primarily as a result of high bills due to winter price spikes and technical issues with our new website	75%

Weightings = Reliability and Restoration – 60%; Important Corporate Initiatives – 25%; safety/gas service/diversity index – combined 15%

Performance Goals Assessment

Financial Performance (weighted 70%)	162%
Operational Performance (weighted 30%)	148%
Overall Performance	158%

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COMPENSATION DISCUSSION AND ANALYSIS
Additional Factors

The following results were also considered by the Committee in making an assessment of overall financial and operational performance, but were not given specific weightings or assigned a specific performance assessment score:

•
The Company substantially decreased financial risk through effective regulatory outcomes in each of the three states that Eversource provides service.

•
We achieved significant progress in our Northern Pass Transmission project, receiving approval of a draft Environmental Impact Statement application from the U. S. Department of Energy, forming our Forward New Hampshire Plan, revising the route of the proposed transmission line, adding 52 miles of additional underground construction to the route, and having the filing of our siting application accepted by the New Hampshire Site Evaluation Committee.

•
We completed the formation of our partnership with Spectra Energy Corp and National Grid for our Access Northeast gas transmission and storage project and commenced seeking regulatory approvals at the Federal Energy Regulatory Commission.

•
We successfully completed our $1.9 billion capital plan to improve reliability and customer service.
Individual Performance Factors Considered by the Committee

The goal of the Committee for 2015 was to provide incentives for Company executives to work together as a highly effective, integrated team to achieve or exceed the financial, operational, customer and process integration goals and objectives. The Committee based the annual incentive payments on team performance and also on the Committee's assessment of each executive's individual performance in supporting the performance goals, additional achievements and overall Company performance. The Committee assessed the performance of our Chief Executive Officer and, based on the recommendations of the Chief Executive Officer, assessed the performance of the Named Executive Officers, to determine the individual incentive payments as disclosed in the Summary Compensation Table. Based on the Committee's review, which included its assessment of the performance goals, the significant other accomplishments of the Company and the Named Executive Officers, and the overall performance of the Company and each of the Named Executive Officers, considered in its totality by the Committee to have been excellent, the Committee approved annual incentive program payments for the Named Executive Officers at levels that ranged from 159% to 176% of target. These payments reflected the individual and team contributions of Mr. May, Mr. Judge, Mr. Olivier, Mr. McHale and Mr. Schweiger in achieving the goals and the additional accomplishments and the overall performance of the Company.

In determining Mr. May's annual incentive payment of $2,400,000, which was 176% of target, and which reflects his and the Company's continued strong performance, the Committee and the Board considered the totality of the Company's success in accomplishing the goals set by the Committee, the additional accomplishments of the Company, and Mr. May's strategic leadership of the Company.

2015 Annual Incentive Program Awards

Named Executive Officer	Award

Thomas J. May (CEO)	$2,400,000
James J. Judge	$690,000
Leon J. Olivier	$680,000
Werner J. Schweiger	$680,000
David R. McHale	$630,000

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Program
General

Our long-term incentive program is intended to focus on the Company's longer-term strategic goals and to help retain our executives. A new three-year program commences every year. For the 2015 – 2017 Long-Term Incentive Program, each grant consisted of 50% Eversource Energy Restricted Share Units (RSUs) and 50% Performance Shares. RSUs are designed to provide executives with an incentive to increase the value of Company common shares in alignment with shareholder interests, while also serving as a retention component for executive talent. Performance Shares are designed to reward achievement as measured against pre-established performance measures. We believe these compensation elements create a focus on continued Company and share price growth to further align the interests of our executives with the interests of our shareholders.

Restricted Share Units (RSUs)
General

Each RSU granted under the long-term incentive program entitles the holder to receive one Company common share at the time of vesting. All RSUs granted under the long-term incentive program vest in equal annual installments over three years. RSU holders are eligible to receive reinvested dividend units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalents are accounted for as additional RSUs that accrue and are distributed with the common shares issued upon vesting of the underlying RSUs. Common shares, including any additional common shares in respect of reinvested dividend equivalents, are not issued for any RSUs that do not vest.

The Committee determined RSU grants for each officer participating in the long-term incentive program. RSU grants are based on a percentage of annualized base salary at the time of the grant and measured in dollars. In 2015, the percentage used for each executive officer was based on the executive officer's position in the Company and ranged from 90% to 225% of base salary. The Committee reserves the right to increase or decrease the RSU grant from target for each officer under special circumstances. Based on input from our Chief Executive Officer, the Committee determined the final RSU grants for each of the other executive officers, including the other Named Executive Officers.

All RSUs are granted on the date of the Committee meeting at which they are approved. RSU grants are subsequently converted from dollars into common share equivalents by dividing the value of each grant by the average closing price for our common shares over the ten trading days prior to the date of the grant.

RSU Grants under the 2015 – 2017 Program

Under the 2015 - 2017 Program, RSU grants totaled approximately $8,485,659 for the 52 officers participating in the program. Dividing the final total RSU grant by $55.79, the average closing price of our common shares over the ten trading days prior to the date of grant, resulted in an aggregate of 152,100 RSUs. The following RSU grants at 100% of target were approved:

Named Executive Officer	RSUs Awarded

Thomas J. May	50,100
James J. Judge	9,800
Leon J. Olivier	10,300
Werner J. Schweiger	9,700
David R. McHale	9,800

RSU Grants under the 2014 – 2016 Program

Under the 2014 – 2016 Program, GRSU grants totaled approximately $7,741,835 for the 49 officers participating in the program. Dividing the final total RSU grant by $43.13, the average closing price of our common shares over the ten trading days prior to the date of grant, resulted in an aggregate of 179,500 RSUs. The following RSU grants at 100% of target were approved:

Named Executive Officer	RSUs Awarded

Thomas J. May	55,900
James J. Judge	12,400
Leon J. Olivier	13,000
Werner J. Schweiger	8,700
David R. McHale	12,400

44    2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

RSU Grants under the 2013 – 2015 Program

Under the 2013 – 2015 Program, RSU grants totaled approximately $7,057,248 for the 44 officers participating in the program. Dividing the final total RSU grant by $39.36, the average closing price of our common shares over the ten trading days prior to the date of grant, resulted in an aggregate of 179,300 RSUs. The following RSU grants at 100% of target were approved:

Named Executive Officer	RSUs Awarded

Thomas J. May	52,000
James J. Judge	13,100
Leon J. Olivier	13,800
Werner J. Schweiger	9,300
David R. McHale	13,100

Performance Share Grants
General

Performance Shares are designed to reward future financial performance, measured by long-term earnings growth and above-average total shareholder returns, therefore aligning compensation with performance.

Performance Shares under the 2015 – 2017 Program

For the 2015 – 2017 Program, the Committee continued to use: (i) average diluted earnings per share growth adjusted for certain non-recurring items ("EPSG"); and (ii) relative total shareholder return ("TSR") measured against the performance of companies that comprise the EEI Index. As in 2013 and 2014, the Committee selected EPSG and TSR as performance measures because the

Committee believes that they are generally recognized as the best indicators of overall corporate performance. Further, the Committee considers it a best practice to use a combination of relative and absolute metrics, with EPS growth serving as a key input to shareholder value and TSR serving as the output.

The number of Performance Shares awarded at the end of the three-year period ranges from 0% to 200% of target, depending on EPSG and relative TSR performance as set forth in the performance matrix below. Performance Share grants are based on a percentage of annualized base salary at the time of the grant and measured in dollars. The target number of shares under the 2015 - 2017 Program ranged from 90% to 225% of base salary. For the 2015 - 2017 Program, EPSG ranges from 0% to 9%, while TSR ranges from below the 10th percentile to above the 90th percentile. The Committee determined that payout at 100% of target should be challenging but achievable. As a result, vesting at 100% of target occurs at various combinations of EPSG and TSR performance. In addition, the value of any performance shares that actually vest may increase or decrease over the vesting period based on the Company's share price performance. The number of performance shares granted at target were as follows:

2015 – 2017 Long-Term Incentive Program Performance Share Grants at Target

Named Executive Officer	Performance Share Grant

Thomas J. May	50,100
James J. Judge	9,800
Leon J. Olivier	10,300
Werner J. Schweiger	9,700
David R. McHale	9,800

2016 Proxy Statement    45

COMPENSATION DISCUSSION AND ANALYSIS

The performance matrix set forth below describes how the Performance Share payout will be determined under the 2015 – 2017 Long-Term Incentive Program.

Three-year average EPSG is cross-referenced with the actual three-year TSR percentile to determine actual performance share payout as a percentage of target.

2015 – 2017 Long-Term Incentive Program Performance Share Potential Payout

	Three-Year Relative Total Shareholder Return Percentiles

Three-Year Average EPS Growth	Below 10th	20th	30th	40th	50th	60th	70th	80th	90th	Above 90th

9%	110%	120%	130%	140%	150%	160%	170%	180%	190%	200%
8%	100%	110%	120%	130%	140%	150%	160%	170%	180%	190%
7%	90%	100%	110%	120%	130%	140%	150%	160%	170%	180%
6%	80%	90%	100%	110%	120%	130%	140%	150%	160%	170%
5%	70%	80%	90%	100%	110%	120%	130%	140%	150%	160%
4%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%
3%	40%	50%	70%	80%	90%	100%	110%	120%	130%	140%
2%	20%	40%	60%	70%	80%	90%	100%	110%	120%	130%
1%	0%	10%	40%	60%	70%	80%	90%	100%	110%	120%
0%	0%	0%	20%	30%	50%	70%	80%	90%	100%	110%
Below 0%	0%	0%	0%	0%	10%	20%	30%	40%	50%	60%

Performance Shares under the 2014 – 2016 Program

For the 2014 – 2016 Program, the Committee determined to use: (i) EPSG adjusted for certain non-recurring items; and (ii) TSR measured against the performance of companies that comprise the EEI Index. As in 2013, the Committee selected EPSG and TSR as performance measures because the Committee believes that they are generally recognized as the best indicators of overall corporate performance. Further, the Committee considers it a best practice to use a combination of relative and absolute metrics, with EPS growth serving as a key input to shareholder value and TSR serving as the output.

The number of Performance Shares awarded at the end of the three-year period ranges from 0% to 200% of target, depending on EPSG and relative TSR performance, using the same matrix as the 2015 – 2017 Program noted above. Performance Share grants are based on a percentage of annualized base salary at the time of the grant and measured in dollars. The target number of shares under the 2014 – 2016 program ranged from 75% to 200% of base salary. For the 2014 – 2016 Program, EPSG ranges from 0% to 9%, while TSR ranges from below the 10th percentile to above the 90th percentile. The Committee determined that payout at 100% of target should be challenging but achievable. As a result, vesting at 100% of target occurs at various combinations of EPSG and TSR performance. In addition, the value of any performance shares that actually vest may increase or decrease over the vesting period based on the Company's share price performance. The number of performance shares granted at target were as follows:

2014 – 2016 Long-Term Incentive Program Performance Share Grants at Target

Named Executive Officer	Performance Share Grant

Thomas J. May	55,900
James J. Judge	12,400
Leon J. Olivier	13,000
Werner J. Schweiger	8,700
David R. McHale	12,400

46    2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Results of the 2013 – 2015 Performance Plan

The 2013 – 2015 Program was completed as of December 31, 2015. The actual performance level achieved under the Program was a three-year average adjusted EPS growth of 7.2% and a three-year total shareholder return at the 42nd percentile, which when interpolated in accordance with the criteria established by the Committee in 2013 resulted in vesting performance share units at 114% of target. This determination was made in accordance with the performance criteria as approved by the Committee at the commencement of the performance period. At its February 2, 2016 meeting, the Committee confirmed that the actual results achieved were calculated in accordance with performance targets established, and it considered all non-recurring items in determining that the adjusted EPS were in accordance with the plan documents. The number of Performance Shares awarded to the Named Executive Officers were as follows:

2013 – 2015 Long-Term Incentive Program Performance Share Award

Named Executive Officer	Performance Shares Awarded

Thomas J. May	65,603
James J. Judge	16,527
Leon J. Olivier	17,410
Werner J. Schweiger	11,733
David R. McHale	16,527

The performance matrix set forth below describes how the Performance Share payout was determined under the 2013 – 2015 Long-Term Incentive Program.

Three-year average EPSG was cross-referenced with the actual three-year TSR percentile to determine actual performance share payout as a percentage of target.

2013 – 2015 Long-Term Incentive Program Performance Share Payout

Three-Year	Three-Year Relative Total Shareholder Return Percentiles

Average EPS Growth	Below 10th	10th	20th	30th	40th	50th	60th	70th	80th	90th	Above 90th

10%	100%	110%	120%	130%	140%	150%	160%	170%	180%	190%	200%
9%	90%	100%	110%	120%	130%	140%	150%	160%	170%	180%	190%

8%	80%	90%	100%	110%	120%	130%	140%	150%	160%	170%	180%
7%	70%	80%	90%	100%	110%	120%	130%	140%	150%	160%	170%

6%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%	160%
5%	50%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%
4%	40%	50%	60%	70%	80%	90%	100%	110%	120%	130%	140%
3%	30%	40%	50%	60%	70%	80%	90%	100%	110%	120%	130%
2%	20%	30%	40%	50%	60%	70%	80%	90%	100%	110%	120%
1%	0%	20%	30%	40%	50%	60%	70%	80%	90%	100%	110%
0%	0%	0%	20%	30%	40%	50%	60%	70%	80%	90%	100%
Below 0%	0%	0%	0%	0%	0%	10%	20%	30%	40%	50%	60%

2016 Proxy Statement    47

COMPENSATION DISCUSSION AND ANALYSIS

Clawbacks

If our earnings were to be restated as a result of noncompliance with accounting rules caused by fraud or misconduct, the Company would require our executives to reimburse us for certain incentive compensation received by each of them. To the extent that reimbursement were not required under SEC rules or NYSE listing standards, our Incentive Plan would require any employee whose misconduct or fraud caused such restatement, as determined by the Board of

Trustees, to reimburse us for any incentive compensation received by him or her.

In addition, once final rules are adopted by the SEC regarding any additional clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review our clawback policy and compensation plans and amend them as necessary to comply with the new mandates.

No Hedging and No Pledging Policy

We have adopted a policy prohibiting the purchase of financial instruments or otherwise entering into transactions designed to have the effect of hedging or offsetting any decrease in the value of our common shares by our Trustees and executive officers. This policy also prohibits all pledging, derivative transactions of short sales involving our common shares or the holding of any Company common shares in a margin account.

Share Ownership Guidelines/Holding Periods

The Committee has approved share ownership guidelines to further emphasize the importance of share ownership by our officers. As indicated in the table below, the guidelines call for the Chief Executive Officer to own common shares equal to six times base salary, executive vice presidents and senior vice presidents to own a number of common shares equal to three times base salary and all other officers to own a number of common shares equal to one to two times base salary.

Executive Officer	Base Salary Multiple

Chief Executive Officer	6
Executive Vice Presidents / Senior Vice Presidents	3
Operating Company Presidents	2
Vice Presidents	1-1.5

We require that our officers attain these ownership levels within five years. All of our officers, including the Named Executive Officers, have satisfied the share ownership guidelines or are expected to satisfy them within the applicable timeframe. Common shares, whether held of record, in street name, or in individual 401(k) accounts, and RSUs satisfy the guidelines. Unexercised stock options and unvested performance shares do not count toward the ownership guidelines. In addition to the share ownership guidelines requirements noted above, all officers must hold all the net shares awarded under the Company's stock compensation plan until the share ownership guidelines requirements have been met.

48    2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other

Retirement Benefits

The Company provides a qualified defined benefit pension program for certain officers, which is a final average pay program subject to tax code limits. Because of such limits, we also maintain a supplemental non-qualified pension program. Benefits are based on base salary and certain incentive payments, which is consistent with the goal of providing a retirement benefit that replaces a percentage of pre-retirement income. The supplemental program makes up for benefits barred by tax code limits, and generally provides (together with the qualified pension program) benefits equal to approximately 60% of pre-retirement compensation (subject to certain reductions) for Messrs. May, Judge and Schweiger, and approximately 50% of such compensation for Mr. McHale. The supplemental program has been discontinued for newly-elected officers.

For certain participants, the benefits payable under the Supplement Non-Qualified Pension Program (Program) differ from those described above. Under the Key Executive Benefit Plan, Mr. May is entitled to an alternative retirement benefit equal to 33% of final base salary annually for 15 years in lieu of the benefits provided under the Program. Benefits that would be available under the Key Executive Benefit Plan are less than those available under the Program and therefore have not been included in the present value of accumulated benefit shown below. Upon retirement, Mr. May is entitled to receive the greater of the benefit payable under the Program or the Key Executive Benefit Plan. Mr. Olivier's employment agreement provides retirement benefits similar to those of a previous employer instead of the supplemental program benefits described above. Under this agreement, he will receive a pension based on a prescribed formula if he meets certain eligibility requirements. The Program benefit payable to Mr. Schweiger is fully vested and is further reduced by benefits he is entitled to receive under previous employers' retirement plans.

Also see the narrative accompanying the "Pension Benefits" table and accompanying notes for more detail on the above program.

401(k) Benefits

The Company offers a qualified 401(k) program for all employees, including executives, subject to tax code limits. After applying these limits, the program provides a maximum match of up to $10,600 for Messrs. May, Judge and Schweiger, which is equal to 50% of the first 8% of eligible base salary and annual cash incentive. For Messrs. Olivier and McHale, we provide a maximum match of up to $7,950, which is equal to 3% of eligible base salary and annual cash incentive.

Deferred Compensation

The Company offers a non-qualified deferred compensation program for our executives. In 2015, the program allowed deferral of up to 100% of base salary, annual incentives and long-term incentive awards. The program allows participants to select investment measures for deferrals based on an array of deemed investment options (including certain mutual funds and publicly traded securities).

See the Non-Qualified Deferred Compensation Table and accompanying notes for additional details on the above program.

Perquisites

The Company provides executives with limited financial planning, vehicle leasing and access to tickets to sporting events, perquisites that we believe are consistent with peer companies. The current level of perquisites does not factor into decisions on total compensation.

2016 Proxy Statement    49

COMPENSATION DISCUSSION AND ANALYSIS

Contractual Agreements

We maintain contractual agreements with all of our Named Executive Officers that provide for potential compensation in the event of certain terminations following a Change of Control. We believe these agreements are necessary to attract and retain high quality executives and to ensure executive focus on Company business during the period leading up to a potential Change of Control. The agreements are "double-trigger" agreements that provide executives with compensation in the event of a Change of Control, while still providing an incentive to remain employed with the Company for the transition period that follows.

Under the agreements, certain compensation is generally payable if, during the applicable change of control period, the executive is involuntarily terminated (other than for cause) or voluntarily terminates employment for "good reason." These agreements are described more fully below under "Potential Payments upon Termination or Change of Control."

Tax and Accounting Considerations

The Company's incentive plan was approved by shareholders and permits annual incentive and performance share awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. However, the Company believes that the availability of a tax deduction for forms of compensation is secondary to the goal of providing market-based compensation to attract and retain highly qualified executives.

The Company has adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation. In general, the Company and the Committee do not consider accounting considerations in structuring compensation arrangements.

Equity Grant Practices

Equity awards noted in the compensation tables are made at the February meeting of the Compensation Committee (subject to the further approval of the independent members of the Board of Trustees of the Chief Executive Officer's award) when the Committee also determines base salary, annual and long-term incentive compensation targets and annual incentive awards. The date of this meeting is chosen several months in advance, and therefore awards are not coordinated with the release of material non-public information.

Compensation Committee Report

The Compensation Committee of the Board of Trustees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the 2016 proxy statement and our Annual Report on Form 10-K.

The Compensation Committee

Charles K. Gifford, Chair
John S. Clarkeson
Sanford Cloud, Jr.
James S. DiStasio
William C. Van Faasen
Dennis R. Wraase

February 2, 2016

50    2016 Proxy Statement

Executive Compensation

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our principal executive officer (Mr. May), principal financial officer (Mr. Judge) and the three other most highly compensated executive officers in 2015 based upon the amounts set forth in the table below but excluding change in Pension Value and Non-Qualified Deferred Compensation Earnings (Messrs. Olivier, Schweiger and McHale), determined in accordance with the applicable SEC disclosure rules (collectively, the

Named Executive Officers). As explained in the footnotes below, the amounts reflect the economic benefit to each Named Executive Officer of the compensation item paid or accrued on his behalf for the fiscal year ended December 31, 2015. All salaries, annual incentive amounts and long-term incentive amounts shown for each Named Executive Officer were paid for all services rendered to the Company and its subsidiaries, in all its capacities.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Thomas J. May	2015	1,232,250	5,805,087	2,400,000	165,239	82,260	9,684,836
Chairman of the Board, President	2014	1,196,325	5,276,401	2,250,000	182,787	75,004	8,980,517
and Chief Executive Officer	2013	1,161,250	4,263,480	2,125,000	—	111,269	7,660,999

James J. Judge	2015	605,650	1,135,526	690,000	895,929	20,672	3,347,777
Executive Vice President and	2014	587,975	1,170,436	660,000	1,587,879	20,346	4,026,636
Chief Financial Officer	2013	570,750	1,074,069	650,000	111,279	20,886	2,426,984

Leon J. Olivier	2015	635,766	1,193,461	680,000	423,029	13,134	2,945,390
Executive Vice President-Energy Enterprise	2014	617,225	1,227,070	680,000	1,376,886	7,877	3,909,058
Strategy and Business Development	2013	599,242	1,131,461	670,000	109,818	23,668	2,534,190

Werner J. Schweiger(1)	2015	600,000	1,123,939	680,000	746,734	21,135	3,171,808
Executive Vice President and	2014	538,950	821,193	600,000	1,174,893	205,073	3,340,109
Chief Operating Officer

David R. McHale	2015	605,308	1,135,526	630,000	252,131	14,987	2,637,952
Executive Vice President and	2014	587,643	1,170,436	660,000	2,136,933	10,348	4,565,360
Chief Administrative Officer	2013	570,147	1,074,069	650,000	—	22,104	2,316,320

(1)
Mr. Schweiger did not meet the requirements for inclusion in the Summary Compensation Table and was not a Named Executive Officer in 2013.

(2)
Includes amounts deferred in 2015 under the deferred compensation program for Mr. Olivier: $127,153 and Mr. McHale: $12,106. For more information, see the Executive Contributions in the Last Fiscal Year column of the Non-Qualified Deferred Compensation Plans Table.

(3)
Reflects the aggregate grant date fair value of restricted share units (RSUs) and performance shares granted in each fiscal year, calculated in accordance with FASB ASC Topic 718.

In 2015 and 2014, RSUs were granted to each Named Executive Officer as long-term compensation which vests in equal annual installments over three years. RSU holders are eligible to receive dividend equivalent units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the common shares issued upon vesting of the underlying RSUs.

In 2015, each of the Named Executive Officers was granted performance shares as long-term incentive compensation. These performance shares will vest on December 31, 2017 based on the extent to which the two performance conditions described in the Compensation Discussion and Analysis are achieved. The grant date values for the performance shares, assuming achievement of the highest level of both performance conditions, are as follows: Mr. May: $4,401,786; Mr. Judge: $861,028; Mr. Olivier: $904,958; Mr. Schweiger: $852,242; and Mr. McHale: $861,028.

(4)
Includes payments to the Named Executive Officers under the 2015 Annual Incentive Program (Mr. May: $2,400,000; Mr. Judge: $690,000; Mr. Olivier: $680,000; Mr. Schweiger: $680,000; and Mr. McHale: $630,000).

(5)
Includes the actuarial increase in the present value from December 31, 2014 to December 31, 2015, of the Named Executive Officer's accumulated benefits under all of our defined benefit pension program and agreements, determined using interest rate and mortality rate assumptions consistent with those appearing under the caption entitled "Management's Discussion and Analysis and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Named Executive Officer may not be fully vested in such amounts. More information on this topic is set forth with respect to the Pension Benefits table, appearing further below. There were no

2016 Proxy Statement    51

EXECUTIVE COMPENSATION

  above-market earnings in deferred compensation value during 2015, as the terms of the Deferred Compensation Plan provide for market-based investments, including Company Common Shares. In 2014, the change in pension value for each of Messrs. May and McHale was a negative amount.

(6)
Includes matching contributions allocated by us to the accounts of Named Executive Officers under the 401k Plan as follows: $10,600 for each of Messrs. May, Judge and Schweiger, and $7,950 for each of Messrs. Olivier and McHale. For Mr. May, the value shown includes $54,906 attributable to a previously granted $6.155 million present value life insurance benefit, financial planning services valued at $9,500, and $7,254 paid by the Company for a Company-leased vehicle. For Mr. Judge, the value shown includes financial planning services valued at $5,000 and $5,072 paid by the Company for a Company-leased vehicle. For Mr. Schweiger, the value shown includes financial planning services valued at $5,000 and $5,535 paid by the Company for a Company-leased vehicle. None of the other Named Executive Officers received perquisites valued in the aggregate in excess of $10,000.
Grants of Plan-Based Awards During 2015

The Grants of Plan-Based Awards Table provides information on the range of potential payouts under all incentive plan awards during the fiscal year ended December 31, 2015. The table also discloses the underlying equity awards and the grant date for equity-based awards. We have not granted any stock options since 2002.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)

Thomas J. May
Annual Incentive(4)	2/3/2015	682,500	1,365,000	2,730,000	—	—	—	—	—
Long-Term Incentive(5)	2/3/2015	—	—	—	—	50,100	100,200	50,100	5,805,087
James J. Judge
Annual Incentive(4)	2/3/2015	198,500	397,000	794,000	—	—	—	—	—
Long-Term Incentive(5)	2/3/2015	—	—	—	—	9,800	19,600	9,800	1,135,526
Leon J. Olivier
Annual Incentive(4)	2/3/2015	208,500	417,000	834,000	—	—	—	—	—
Long-Term Incentive(5)	2/3/2015	—	—	—	—	10,300	20,600	10,300	1,193,461
Werner J. Schweiger
Annual Incentive(4)	2/3/2015	195,000	390,000	780,000	—	—	—	—	—
Long-Term Incentive(5)	2/3/2015	—	—	—	—	9,700	19,400	9,700	1,123,939
David R. McHale
Annual Incentive(4)	2/3/2015	198,500	397,000	794,000	—	—	—	—	—
Long-Term Incentive(5)	2/3/2015	—	—	—	—	9,800	19,600	9,800	1,135,526

(1)
Reflects the number of performance shares granted to each of the Named Executive Officers on February 3, 2015 under the 2015 - 2017 Long-Term Incentive Program. Performance shares were granted subject to a three-year Performance Period that ends on December 31, 2017. At the end of the Performance Period, common shares will be awarded based on actual performance as a percentage of target, subject to reduction for applicable withholding taxes. Holders of performance shares are eligible to receive dividend equivalent units on outstanding performance shares held by them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the common shares underlying the performance shares. The Annual Incentive Plan does not include an equity component.

(2)
Reflects the number of RSUs granted to each of the Named Executive Officers on February 3, 2015 under the 2015 - 2017 Long-Term Incentive Program. RSUs vest in equal installments on February 3, 2016, 2017 and 2018. We will distribute common shares with respect to vested RSUs on a one-for-one basis following vesting, after reduction for applicable withholding taxes. Holders of RSUs are eligible to receive dividend equivalent units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the common shares distributed in respect of the underlying RSUs.

(3)
Reflects the grant-date fair value, determined in accordance with FASB ASC Topic 718, of RSUs and performance shares granted to the Named Executive Officers on February 3, 2015 under the 2015 - 2017 Long-Term Incentive Program.

(4)
Amounts reflect the range of potential payouts, if any, under the 2015 Annual Incentive Program for each Named Executive Officer, as described in the Compensation Discussion and Analysis. The payment in 2016 for performance in 2015 is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The threshold payment under the Annual Incentive Program is 50% of target.

(5)
Reflects the range of potential payouts, if any, pursuant to performance share awards under the 2015 - 2017 Long-Term Incentive Program, as described in the Compensation Discussion and Analysis.

52    2016 Proxy Statement

EXECUTIVE COMPENSATION

Equity Grants Outstanding at December 31, 2015

The following table sets forth option and RSU grants outstanding at the end of our fiscal year ended December 31, 2015 for each of the Named Executive

Officers. All outstanding options were fully vested as of April 10, 2012.

	Option Awards(1)			Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(3)	Market Value of Shares or Units of Stock that have not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Thomas J. May	—	—	—	110,841	5,660,627	169,123	8,637,112
James J. Judge	—	—	—	23,806	1,215,799	37,889	1,935,003
Leon J. Olivier	—	—	—	25,009	1,277,216	39,822	2,033,733
Werner J. Schweiger	47,232	28.1200	5/3/2017	—	—	—	—
	39,360	24.7400	1/24/2018	—	—	—	—
	48,544	25.9300	1/22/2019	—	—	—	—
	36,736	26.9000	1/28/2020	—	—	—	—
	—	—	—	19,664	1,004,226	29,625	1,512,957
David R. McHale	—	—	—	23,806	1,215,799	37,889	1,935,003

(1)
Options held by Mr. Schweiger were granted by NSTAR before the Merger and assumed by us upon completion of the Merger.

(2)
Awards and market values of awards appearing in the table and the accompanying notes have been rounded to whole units.

(3)
A total of 104,781 unvested RSUs vested after January 1 and on or before February 15, 2016 (Mr. May: 56,375 and Mr. Judge: 12,629; Mr. Olivier: 13,273; Mr. Schweiger: 9,875, and Mr. McHale: 12,629). A total of 67,417 unvested RSUs will vest on February 3, 2017 (Mr. May: 37,193; Mr. Judge: 7,798; Mr. Olivier: 8,184; Mr. Schweiger: 6,444; and Mr. McHale: 7,798). A total of 30,928 unvested RSUs will vest on February 3, 2018 (Mr. May: 17,273; Mr. Judge: 3,379; Mr. Olivier: 3,552; Mr. Schweiger: 3,345 and Mr. McHale: 3,379).

(4)
The market value of RSUs is determined by multiplying the number of RSUs by $51.07, the closing price per share of common shares on December 31, 2015, the last trading day of the year.

(5)
Reflects the target payout level for performance shares granted under the 2013 — 2015 Program, the 2014 — 2016 Program and the 2015 — 2017 Program.

The performance shares payout for the 2013 — 2015 Program was based on actual performance equal to 114 percent of target as determined by the Compensation Committee at its February 2, 2016 meeting, subject to reduction for applicable withholding taxes (Mr. May: 65,603 shares; Mr. Judge: 16,527 shares; Mr. Olivier: 17,410 shares; Mr. Schweiger: 11,733 shares; and Mr. McHale: 16,527 shares).

The performance shares payout for 2014 — 2016 Program and the 2015 — 2017 Program will be based on actual performance as a percentage of target, subject to reduction for applicable withholding taxes. As described more fully under "Performance Shares" in the Compensation Discussion and Analysis and footnote (1) to the Grants of Plan-Based Awards table, performance shares will vest following a three-year performance period based on the extent to which the two performance conditions are achieved. Under the 2014 — 2016 Program, a total of 109,466 unearned performance shares (including accrued dividend equivalents) will vest as of December 31, 2016, assuming achievement of these conditions at a target level of performance: (Mr. May: 59,757; Mr. Judge: 13,256; Mr. Olivier: 13,897; Mr. Schweiger: 9,300; and Mr. McHale: 13,256).

(6)
The market value is determined by multiplying the number of performance shares in the adjacent column by $51.07 the closing price of Eversource Energy common shares on December 31, 2015, the last trading day of the year.

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EXECUTIVE COMPENSATION

Options Exercised and Stock Vested in 2015

The following table reports amounts realized on equity compensation during the fiscal year ended December 31,

2015. The Stock Awards columns report the vesting of RSU grants to the Named Executive Officers in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Thomas J. May	174,496	4,265,467	73,839	3,939,539
James J. Judge	—	—	95,203	4,814,658
Leon J. Olivier	—	—	74,642	3,770,845
Werner J. Schweiger	—	—	83,278	4,211,054
David R. McHale	—	—	92,329	4,652,409

(1)
Represents the amounts realized upon option exercises, which is the difference between the option exercise price and the market price at the time of exercise.

(2)
Includes RSUs granted to our Named Executive Officers under our long-term incentive programs, including dividend reinvestments, as follows:

Name	2012 Program	2013 Program	2014 Program	2015 Program

Thomas J. May	36,036	18,546	19,258	—
James J. Judge	8,360	4,672	4,272	—
Leon J. Olivier	9,404	4,922	4,478	—
Werner J. Schweiger	7,495	3,317	2,997	—
David R. McHale	8,934	4,672	4,272	—

  Also includes retention awards consisting of a total of 277,657 RSUs that vested on April 10, 2015 (Mr. Judge: 77,899 RSUs; Mr. Olivier: 55,838 RSUs; Mr. Schweiger: 69,469 RSUs; and Mr. McHale: 74,451 RSUs). In connection with the Merger, in November 2010, we and NSTAR each established retention pools that were allocated to key employees, including certain executive officers, to help ensure their continued dedication to the Company both before and after completion of the Merger. Awards were in the form of RSUs that vested after three years of continuous service following completion of the Merger. Awards granted to former NSTAR executive officers were assumed by us upon completion of the Merger. Mr. May did not participate in this program.

  In all cases, we reduce the distribution of common shares by that number of shares valued in an amount sufficient to satisfy tax withholding obligations, which amount we distribute in cash.

(3)
Values realized on vesting of RSUs granted under the 2012 - 2014 Program for Messrs. May, Judge and Schweiger were based on $55.80 per share, the closing price of Eversource Energy common shares on January 26, 2015. Values realized on vesting of RSUs granted under the 2012 - 2014 Program for Messrs. Olivier and McHale were based on $53.34 per share, the closing price of Eversource Energy common shares on February 25, 2015. Values realized on vesting of RSUs granted under the 2013 - 2015 and 2014 - 2016 Programs were based on $51.02 per share, the closing price of Eversource Energy common shares on February 17, 2015. Values realized on vesting of retention awards for Messrs. Judge, Olivier, Schweiger and McHale were based on $49.46 per share, the closing price of Eversource Energy common shares on April 10, 2015.

Pension Benefits in 2015

The Pension Benefits Table shows the estimated present value of accumulated retirement benefits payable to each Named Executive Officer upon retirement based on the assumptions described below. The table distinguishes between benefits available under the qualified pension program, the supplemental pension program, and any additional benefits available under contractual agreements. See the narrative above in the Compensation Discussion and Analysis under the caption "OTHER- Retirement Benefits" and "CONTRACTUAL AGREEMENTS" for more detail on benefits under these plans and our agreements.

The values shown in the Pension Benefits Table for Messrs. May and Judge were calculated as of December 31, 2015 based on benefit payments in the form of a lump sum. For Mr. McHale, we assumed a payment of benefits in the form of a one-half spousal contingent annuitant option. The Compensation

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Committee and the Board of Trustees approved a resolution in February 2014 providing that the net present value of Mr. May's pension program benefit will be not less than the amount that represents the value of his earned pension program benefit as of December 31, 2012, the end of the year during which Mr. May reached retirement age. The retirement benefit equaled $23.05 million at that date. Such earned pension program benefit value could otherwise change in the future because of the reduction in mortality factors and potentially rising interest rates. For Mr. Olivier, we assumed a lump sum payment of his special retirement benefits under his agreement, and payment of his qualified pension program benefit as a life annuity with a one-third spousal contingent annuitant option (the typical payment form under that Plan).

The values shown in this Table for the Named Executive Officers were based on benefit payments commencing at the earliest possible ages for retirement with unreduced benefits: Mr. May: age 67, Mr. Judge: age 60, Mr. Olivier: age 60, Mr. Schweiger: age 60, Mr. McHale: age 60.

In addition, we determined benefits under the qualified pension program using tax code limits in effect on December 31, 2015. For Messrs. May, Judge and

Schweiger, the values shown reflect actual 2015 salary and annual incentives earned in 2014 but paid in 2015 (per applicable supplemental program rules). For Mr. McHale, the values shown reflect actual 2015 salary and annual incentives earned in 2014 but paid in 2016 (per applicable supplemental program rules).

We determined the present value of benefits at retirement age using the discount rate within a range of 4.21% to 4.6% under ACS 715-30 pension accounting for the 2015 fiscal year end measurement (as of December 31, 2015). This present value assumes no pre-retirement mortality, turnover or disability. However, for the postretirement period beginning at retirement age, we used the RP2014 Employee Table Projected Generationally with Scale MP2015 (the 1983 Group Annuity Mortality Table for Mr. Olivier per his agreement). This new mortality table (as published by the Society of Actuaries in 2014) and projection scale were used by the Eversource Pension Plan for year-end 2015 financial disclosure. Additional assumptions appear under the caption entitled "Management's Discussion and Analysis and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Thomas J. May	Retirement Plan	39.5	2,316,012	—
	Supplemental Plan	20.0	5,742,975	—
	Supplemental Plan	39.5	15,343,975	—
James J. Judge	Retirement Plan	38.33	2,577,634	—
	Supplemental Plan	20.0	5,143,879	—
	Supplemental Plan	38.33	2,975,682	—
Leon J. Olivier(1)	Retirement Plan	16.8	731,664	—
	Supplemental Plan	14.3	5,733,098	—
	Supplemental Plan	32.2	1,228,228	105,966
Werner J. Schweiger	Retirement Plan	13.83	410,358	—
	Supplemental Plan	13.3	4,344,197	—
	Supplemental Plan	13.83	1,349,183	—
David R. McHale	Retirement Plan	34.3	1,562,280	—
	Supplemental Plan	34.3	5,994,100	—

(1)
Mr. Olivier was employed with Northeast Nuclear Energy Company, one of our subsidiaries, from October of 1998 through March of 2001. In connection with this employment, he received a special retirement benefit that provided credit for service with his previous employer, Boston Edison Company (BECO), when calculating the value of his defined benefit pension, offset by the pension benefit provided by BECO. The benefit, which commenced upon Mr. Olivier's 55th birthday, provides an annuity of $105,966 per year in a form that provides no contingent annuitant benefit. The present value of future payments under this benefit was calculated using the actuarial assumptions currently used by the pension program. Mr. Olivier was rehired by us from Entergy in September 2001. Mr. Olivier's current employment agreement provides for certain supplemental pension benefits in lieu of benefits under the supplemental program, in order to provide a benefit similar to that provided by Entergy. Under this arrangement, Mr. Olivier is eligible to receive a supplemental benefit, consisting of three percent of final average compensation for each of his first 15 years of service since September 10, 2001, plus one percent of final average compensation for each of the second 15 years of service. Alternatively, if Mr. Olivier voluntarily terminates his employment with us, he is eligible to receive upon retirement a lump sum payment of $2,050,000 in lieu of benefits under the supplemental program and the benefit described in the preceding sentence. These benefits will be offset by the value of any benefits he receives from the pension program. Amounts reported in the table assume the termination of his employment with our consent on December 31, 2015, and payment of the lump sum benefit of $5,733,098 offset by pension program benefits.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation in 2015

See the narrative above in the Compensation Discussion and Analysis under the caption "ELEMENTS OF 2015 COMPENSATION - OTHER - Deferred

Compensation" for more detail on our non-qualified deferred compensation program.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Thomas J. May	—	—	(694,724)	—	55,938.452
James J. Judge	—	—	(54,437)	—	4,326,498
Leon J. Olivier	127,153	—	(25,583)	—	3,003,528
Werner J. Schweiger	—	—	(20,723)	—	13,762,011
David R. McHale	12,106	—	(1,665)	—	126,804

(1)
Includes deferrals under our deferred compensation program (Mr. Olivier: $127,153 and Mr. McHale: $12,106). Named Executive Officers who participate in this program are provided with a variety of investment opportunities, which the individual can modify and reallocate under the program terms. Contributions by the Named Executive Officer are vested at all times. The amounts reported in this column for each Named Executive Officer are reflected as compensation to such Named Executive Officer in the Summary Compensation Table.

(2)
Includes the total market value of deferred compensation program balances at December 31, 2015, plus the value of vested RSUs or other awards for which the distribution of common shares is currently deferred, based on $51.07, the closing price of Eversource Energy common shares on December 31, 2015, the last trading day of the year. The aggregate balances reflect a significant level of earnings on previously earned and deferred compensation.

Potential Payments Upon Termination or Change of Control

Generally, a "change of control" means a change in ownership or control effected through (i) the acquisition of 20% or more of the combined voting power of common shares or other voting securities (30% for Messrs. May, Judge and Schweiger, excluding certain defined transactions), (ii) the acquisition of more than 50% of common shares excluding certain defined transactions (for Messrs. May, Judge and Schweiger), (iii) a change in the majority of the Board of Trustees, unless approved by a majority of the incumbent Trustees, (iv) certain reorganizations, mergers or consolidations where substantially all of the persons who were the beneficial owners of the outstanding common shares immediately prior to such business combination do not beneficially own more than 50% (75% for Mr. Olivier) of the voting power of the resulting business entity (excluding in certain cases defined transactions), and (v) complete liquidation or dissolution of the Company, or a sale or disposition of all or substantially all of the assets of the Company other than, for Mr. McHale, to an entity with respect to which following completion of the transaction more than 50% (75% for Mr. Olivier) of common shares or other voting securities is then owned by all or substantially all of the persons who were the beneficial owners of common shares and other voting securities immediately prior to such transaction.

In the event of a change of control, the Named Executive Officers are generally entitled to receive compensation and benefits following either involuntary termination of employment without "cause" or voluntary termination of employment for "good reason" within the applicable period (generally two years following change of control or shareholder approval thereof). The Committee believes that termination for good reason is conceptually the same as termination "without cause" and, in the absence of this provision, potential acquirers would have an incentive to constructively terminate executives to avoid paying severance. Termination for "cause" generally means termination due to a felony or certain other convictions; fraud, embezzlement, or theft in the course of employment; intentional, wrongful damage to Company property; gross misconduct or gross negligence in the course of employment or gross neglect of duties harmful to the Company; or a material breach of obligations under the agreement. "Good reason" for termination generally exists after assignment of duties inconsistent with executive's position, a material reduction in compensation or benefits, a transfer more than 50 miles from the executive's pre-change of control principal business location (or for Messrs. May, Judge and Schweiger, an involuntary transfer outside the Greater Boston Metropolitan Area), or requiring business travel to a substantially greater extent than required

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pre-change of control (for Messrs. May, Judge and Schweiger).

The discussion and tables below show compensation payable to each Named Executive Officer, in the event of: (i) termination for cause; (ii) voluntary termination; (iii) involuntary not-for-cause termination; (iv) termination in the event of disability; (v) death; and (vi) termination following change of control. The amounts shown assume that each termination was effective as of December 31, 2015, the last business day of the fiscal year.

The summaries above do not purport to be complete and are qualified in their entirety by the actual terms and provisions of the agreements and plans, copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015.

Payments Upon Termination

Regardless of the manner in which the employment of a Named Executive Officer terminates, he is entitled to receive certain amounts earned during his term of employment. Such amounts include:

•
Vested RSUs and certain other vested awards;

•
Amounts contributed and any vested matching contributions under the deferred compensation program;

•
Pay for unused vacation; and

•
Amounts accrued and vested under the pension/supplemental and 401k programs (except in the event of a termination for cause under the supplemental program).

See the section above captioned "PENSION BENEFITS IN 2015" for information about the pension program, supplemental program and other benefits, and the section captioned "NONQUALIFIED DEFERRED COMPENSATION IN 2015."

I. Post-Employment Compensation: Termination for Cause

Type of Payment	May ($)	Judge ($)	Olivier ($)	Schweiger ($)	McHale ($)

Incentive Programs
Annual Incentives	—	—	—	—	—
Performance Shares	—	—	—	—	—
RSUs	—	—	—	—	—
Pension and Deferred Compensation
Supplemental Retirement Plan	—	—	—	—	—
Special Retirement Benefit(1)	—	—	1,228,228	—	—
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Cash Value	—	—	—	—	—
Perquisites	—	—	—	—	—
Separation Payments
Excise Tax & Gross-Up	—	—	—	—	—
Separation Payment for Non-Compete Agreement	—	—	—	—	—
Separation Payment for Liquidated Damages	—	—	—	—	—

Total	—	—	1,228,228	—	—

(1)
Represents actuarial present values at year-end 2015 of amounts payable solely under Mr. Olivier's employment agreement upon termination (which are in addition to amounts due under the pension program). Under Mr. Olivier's agreement, he would receive upon termination a lump sum payment of $1,315,336, offset by the value of pension program benefits.

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EXECUTIVE COMPENSATION

II. Post-Employment Compensation: Voluntary Termination

Type of Payment	May ($)	Judge ($)	Olivier ($)	Schweiger ($)	McHale ($)

Incentive Programs
Annual Incentives(1)	2,400,000	690,000	680,000	680,000	630,000
Performance Shares(2)	8,637,112	1,364,243	2,033,733	1,013,050	1,364,243
RSUs(3)	5,440,093	591,219	1,231,877	462,276	591,219
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit(4)	—	—	1,228,228	—	—
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Benefits	—	—	—	—	—
Perquisites	—	—	—	—	—
Separation Payments
Excise Tax & Gross-Up	—	—	—	—	—
Separation Payment for Non-Compete Agreement	—	—	—	—	—
Separation Payment for Liquidated Damages	—	—	—	—	—

Total	16,477,205	2,645,462	5,173,838	2,155,326	2,585,462

(1)
Represents actual 2015 annual incentive awards, determined as described in the Compensation Discussion and Analysis.

(2)
For Messrs. May and Olivier: Represents 100 percent of the performance share awards under each of the 2013 – 2015 Long-Term Incentive Program, the 2014 – 2016 Long-Term Incentive Program and the 2015 – 2017 Long-Term Incentive Program. For Messrs. Judge, Schweiger and McHale: Represents 100 percent of the performance share awards under the 2013 – 2015 Long-Term Incentive Program, 67 percent of the performance share awards under the 2014 – 2016 Long-Term Incentive Program and 33 percent of the performance share awards under the 2015 – 2017 Long-Term Incentive Program.

(3)
Represents values of RSUs granted under our long-term incentive programs that, at year-end 2015, were unvested under applicable vesting schedules. Under these programs, RSUs vest pro rata based on credited service years and age at termination, and time worked during the vesting period. The values were calculated by multiplying the number of RSUs by $51.07, the closing price of our common shares on December 31, 2015, the last trading day of the year.

(4)
Represents actuarial present values at year-end 2015 of amounts payable solely under employment agreements (which are in addition to amounts due under the pension program). Under Mr. Olivier's agreement, he would receive a lump sum payment of $5,733,098, offset by the value of pension program benefits. Amounts shown are year-end 2015 present values payable upon termination.
III. Post-Employment Compensation: Involuntary Termination, Not for Cause

Type of Payment	May ($)	Judge ($)	Olivier ($)	Schweiger ($)	McHale ($)

Incentive Programs
Annual Incentives(1)	2,400,000	690,000	680,000	680,000	630,000
Performance Shares(2)	8,637,112	1,364,243	2,033,733	1,013,050	1,364,243
RSUs(3)	5,440,093	591,219	1,231,877	462,276	591,219
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit(4)	—	—	1,228,228	—	755,035
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Benefits(5)	—	—	—	—	47,667
Perquisites(6)	—	—	—	—	10,000
Separation Payments
Excise Tax & Gross-Up	—	—	—	—	—
Separation Payment for Non-Compete Agreement(7)	—	—	—	—	1,006,665
Separation Payment for Liquidated Damages(8)	—	—	—	—	1,006,665

Total	16,477,205	2,645,462	5,173,838	2,155,326	5,411,494

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(1)
Represents actual 2015 Named Executive Officer annual incentive awards, determined as described in the Compensation Discussion and Analysis.

(2)
For Messrs. May and Olivier: Represents 100 percent of the performance share awards under each of the 2013 – 2015 Long-Term Incentive Program, the 2014 – 2016 Long-Term Incentive Program and the 2015 – 2017 Long-Term Incentive Program. For Messrs. Judge, Schweiger and McHale: Represents 100 percent of the performance share awards under the 2013 – 2015 Long-Term Incentive Program, 67 percent of the performance share awards under the 2014 – 2016 Long-Term Incentive Program and 33 percent of the performance share awards under the 2015 – 2017 Long-Term Incentive Program.

(3)
Represents values of RSUs under our long-term incentive programs that, at year-end 2015, were unvested under applicable vesting schedules. Under these programs, RSUs vest pro rata based on credited service years and age at termination, and time worked during the vesting period. The values were calculated by multiplying the number of RSUs by $51.07, the closing price of our common shares on December 31, 2015, the last trading day of the year.

(4)
Represents actuarial present values at year-end 2015 of amounts payable solely under employment agreements upon termination (which are in addition to amounts due under the pension program). Mr. Olivier's agreement provides for a lump sum payment of $5,733,098 offset by the value of pension program benefits. An Agreement with Mr. McHale provides for two years age and service credit under the supplemental program.

(5)
Represents estimated Company cost at year-end 2015 of providing post-employment health and welfare benefits beyond those available to non-executives upon involuntary termination. The amount reported in the table for Mr. McHale represents (a) the value of two years employer contributions toward active health, long-term disability, and life insurance benefits, plus (b) a payment to offset any taxes thereon (gross-up).

(6)
Represents Company cost of reimbursing Mr. McHale for two years financial planning and tax preparation fees.

(7)
Represents consideration for agreements not to compete with the Company following termination. Employment agreements with these executives provide for a lump-sum payment equal to the sum of their base salary plus annual incentive award. These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

(8)
Represents severance payments in addition to any non-compete agreement payments described in the prior note.
IV. Post-Employment Compensation: Termination Upon Disability

Type of Payment	May ($)	Judge ($)	Olivier ($)	Schweiger ($)	McHale ($)

Incentive Programs
Annual Incentives(1)	2,400,000	690,000	680,000	680,000	630,000
Performance Shares(2)	8,637,112	1,364,243	2,033,733	1,013,050	1,364,243
RSUs(3)	5,440,093	591,219	1,231,877	462,276	591,219
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit(4)	—	—	1,228,228	—	—
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Benefits	—	—	—	—	—
Perquisites	—	—	—	—	—
Separation Payments
Excise Tax & Gross-Up	—	—	—	—	—
Separation Payment for Non-Compete Agreement	—	—	—	—	—
Separation Payment for Liquidated Damages	—	—	—	—	—

Total	16,477,205	2,645,462	5,173,838	2,155,326	2,585,462

(1)
Represents actual 2015 Named Executive Officer annual incentive awards, determined as described in the Compensation Discussion and Analysis.

(2)
For Messrs. May and Olivier: Represents 100 percent of the performance share awards under each of the 2013 – 2015 Long-Term Incentive Program, the 2014 – 2016 Long-Term Incentive Program and the 2015 – 2017 Long-Term Incentive Program. For Messrs. Judge, Schweiger and McHale: Represents 100 percent of the performance share awards under the 2013 – 2015 Long-Term Incentive Program, 67 percent of the performance share awards under the 2014 – 2016 Long-Term Incentive Program and 33 percent of the performance share awards under the 2015 – 2017 Long-Term Incentive Program.

(3)
Represents values of RSUs under our long-term incentive programs that, at year-end 2015, were unvested under applicable vesting schedules. Under these programs, upon termination due to disability, awards vest in full or on a prorated basis based on credited service years and age at termination, and time worked during the vesting period. The values were calculated by multiplying the number of RSUs by $51.07, the closing price of our common shares on December 31, 2015, the last trading day of the year.

(4)
Represents the actuarial present values at the end of 2015 of the amounts payable solely as the result of employment agreements upon termination (which are in addition to amounts payable under the pension program). Under Mr. Olivier's agreement, a disability termination results in a lump sum payment of $5,733,098 offset by the value of pension program benefits.

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EXECUTIVE COMPENSATION
V. Post-Employment Compensation: Death

Type of Payment	May ($)	Judge ($)	Olivier ($)	Schweiger ($)	McHale ($)

Incentive Programs
Annual Incentives(1)	2,400,000	690,000	680,000	680,000	630,000
Performance Shares(2)	8,637,112	1,364,243	2,033,733	1,013,050	1,364,243
RSUs(3)	5,440,093	591,219	1,231,877	462,276	591,219
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit(4)	—	—	1,228,228	—	—
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Benefits	—	—	—	—	—
Perquisites	—	—	—	—	—
Separation Payments
Excise Tax & Gross-Up	—	—	—	—	—
Separation Payment for Non-Compete Agreement	—	—	—	—	—
Separation Payment for Liquidated Damages	—	—	—	—	—

Total	16,477,205	2,645,462	5,173,838	2,155,326	2,585,462

(1)
Represents actual 2015 Named Executive Officer annual incentive awards, determined as described in the Compensation Discussion and Analysis.

(2)
For Messrs. May and Olivier: Represents 100 percent of the performance share awards under each of the 2013 – 2015 Long-Term Incentive Program, the 2014 – 2016 Long-Term Incentive Program and the 2015 – 2017 Long-Term Incentive Program. For Messrs. Judge, Schweiger and McHale: Represents 100 percent of the performance share awards under the 2013 - 2015 Long-Term Incentive Program, 67 percent of the performance share awards under the 2014 – 2016 Long-Term Incentive Program and 33 percent of the performance share awards under the 2015 – 2017 Long-Term Incentive Program.

(3)
Represents values of RSUs under our long-term incentive programs that, at year-end 2015, were unvested under applicable vesting schedules. Under these programs, upon termination due to death, awards vest in full or are prorated based on credited service years and age at termination, and time worked during the vesting period. The values were calculated by multiplying the number of RSUs by $51.07, the closing price of our common shares on December 31, 2015, the last trading day of the year.

(4)
Represents the actuarial present values at the end of 2015 of the amounts payable to a surviving spouse solely under agreements (which are in addition to amounts due under the pension program). Under Mr. Olivier's agreement, this benefit would be a lump sum payment of $4,497,988, offset by the value of pension program benefits. Pension amounts shown in the table are year-end 2015 present values of benefits immediately payable to the spouse or estate.
Payments Made Upon a Change of Control

The agreements with Messrs. May, Judge, McHale and Schweiger include change of control benefits. Mr. Olivier participates in the Special Severance Program for Officers (SSP), which also provides change of control benefits. The agreements and the SSP are binding on us and on certain of our majority-owned subsidiaries.

Pursuant to the agreements and the SSP, if an involuntary non-"cause" termination of employment occurs following a change of control (see definition of "cause" above under the heading of "POTENTIAL

PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL"), or in the event of a voluntary termination for "good reason" (as described above under such heading), then the Named Executive Officers generally will receive the benefits listed below:

•
For Messrs. May, Judge and Schweiger, a lump sum severance payment of three-times (two-times for Mr. McHale, and one-time for Mr. Olivier) the sum of the executive's base salary plus annual incentive award for the relevant year (Base Compensation), plus for Mr. McHale consideration for two year non-compete and non-solicitation covenants (one year covenant for Mr. Olivier) in the form of a lump sum payment equal to Base Compensation;

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•
Three years health benefits continuation (two years for Mr. Olivier);

•
For Mr. McHale, three years additional age and service credit under the applicable supplemental pension program (or a lump sum payment equal to the value of such credit under that program and the pension program for Messrs. May and Judge);

•
Automatic vesting and distribution of long-term performance awards (with performance shares vesting at target) and certain other awards; and

•
A lump sum equal to any excise taxes incurred under the Internal Revenue Code due to receipt of change of control payments, plus an amount to offset any taxes incurred on such payments (gross-up) except for Mr. Olivier. The Company has discontinued the practice of providing such gross-up payments in contractual agreements for newly elected executives.

The above summaries do not purport to be complete and are qualified in their entirety by the actual terms and provisions of the agreements and programs (including component plans), copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015 (where applicable).

VI. Post-Employment Compensation: Termination Following a Change of Control

Type of Payment	May ($)	Judge ($)	Olivier ($)	Schweiger ($)	McHale ($)

Incentive Programs
Annual Incentives(1)	2,400,000	690,000	680,000	680,000	630,000
Performance Shares(2)	8,637,112	1,935,003	2,033,733	1,512,957	1,935,003
RSUs(3)	5,660,627	1,215,799	1,277,216	1,004,226	1,215,799
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit(4)	957,781	319,387	1,228,228	2,025,958	850,794
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Benefits(5)	73,246	71,169	34,390	71,353	71,501
Perquisites(6)	15,000	15,000	—	15,000	15,000
Separation Payments
Excise Tax and Gross-Up(7)	—	—	—	—	2,426,289
Separation Payment for Non-Compete Agreement(8)	—	—	1,057,320	—	1,006,665
Separation Payment for Liquidated Damages(9)	10,923,900	3,900,300	1,057,320	3,840,000	2,013,330

Total	28,667,666	8,146,658	7,368,207	9,149,494	10,164,381

(1)
Represents actual 2015 annual incentive awards, determined as described in the Compensation Discussion and Analysis.

(2)
Represents 100 percent of the performance share awards, under each of the 2013 – 2015 Long-Term Incentive Program, the 2014 – 2016 Long-Term Incentive Program and the 2015 – 2017 Long-Term Incentive Program.

(3)
Represents values of RSUs under our long-term incentive programs that, at year-end 2015, were unvested under applicable vesting schedules. Under these programs, upon termination in certain cases without cause or for good reason following a change of control, awards generally vest in full. The values were calculated by multiplying the number of shares subject to awards by $51.07, the closing price of our common shares on December 31, 2015, the last trading day of the year.

(4)
Represents actuarial present value at year-end 2015 of amounts payable solely as a result of provisions in employment agreements (which are in addition to amounts payable under the pension program). For Messrs. May, Judge, McHale and Schweiger, pension benefits were calculated by adding three years of service (and a lump sum of this benefit value is payable to Messrs. May, Judge and Schweiger). Mr. Olivier's agreement provides for a lump sum payment of $5,733,098, offset by his pension program benefit value. Pension amounts shown in the table are present values at year-end 2015 of benefits payable upon termination as described with respect to the Pension Benefits Table above.

(5)
Represents Company cost at year-end 2015 (estimated by our benefits consultants) of providing post-employment welfare benefits to Named Executive Officers beyond those benefits provided to non-executives upon involuntary termination. The amounts shown in the table for Messrs. May, Judge and Schweiger represent the value of three years continued health and welfare plan participation. The amounts shown in the table for Mr. McHale represent (a) the value of three years employer contributions toward active health, long-term disability, and life insurance benefits, plus (b) a payment to offset any taxes on the value of these benefits (gross-up), less (c) the value of one year retiree health coverage at retiree rates. The amounts reported in the table for Mr. Olivier represent (a) the value of two years employer contributions toward active health benefits, plus (b) a payment to offset any taxes on the value of these benefits (gross-up), less (c) the value of two years retiree health coverage at retiree rates.

2016 Proxy Statement    61

EXECUTIVE COMPENSATION
(6)
Represents cost of reimbursing financial planning and tax preparation fees for three years.

(7)
Represents payments made to offset costs to Mr. McHale associated with certain excise taxes under Section 280G of the Internal Revenue Code. Executives may be subject to certain excise taxes under Section 280G if they receive payments and benefits related to a termination following a Change of Control that exceed specified Internal Revenue Service limits. Contractual agreements with the above executives provide for a grossed-up reimbursement of these excise taxes. The amounts in the table are based on the Section 280G excise tax rate of 20%, the statutory federal income tax withholding rate of 35%, the applicable state income tax rate, and the Medicare tax rate of 1.45%.

(8)
Represents payments made under agreements or the SSP as consideration for agreement not to compete with the Company following termination of employment equal to the sum of base salary plus relevant annual incentive award. These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

(9)
Represents severance payments in addition to any non-compete agreement payments described in the prior note. For Messrs. May, Judge and Schweiger, this payment equals three-times the sum of base salary plus relevant annual incentive award (two-times the sum for Mr. McHale, and one-times the sum for Mr. Olivier.) These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

62    2016 Proxy Statement

Proposal 2: Advisory Vote on Executive Compensation

Shareholders are being asked to vote on an advisory proposal to approve the compensation of our Named Executive Officers, commonly known as "Say-on-Pay", as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement. The shareholder vote is advisory only and is not binding on us or the Board of Trustees. The Board of Trustees, however, has taken and will continue to take the results of the vote into consideration when making future decisions regarding the compensation of our Named Executive Officers.

The fundamental objective of our Executive Compensation Program is to motivate executives and key employees to support our strategy of investing in and operating businesses that benefit customers, employees, our communities and shareholders. We strive to provide executive officers with base salary, performance-based annual incentive compensation opportunities, and long-term incentive compensation opportunities that are competitive with the market and that align pay with performance. We believe that based upon our strong financial and operating performance in 2015 that such alignment exists. Shareholders are encouraged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.

Our 2015 Executive Compensation Program included the following material elements:

•
Base Salary

•
Annual Incentive Program

•
Long-Term Incentives (consisting of RSUs and performance shares)

•
Nonqualified Deferred Compensation

•
Supplemental Executive Retirement Plan

•
Certain officer perquisites and

•
Employment Agreements that provide payments and benefits upon involuntary termination of employment and termination of employment resulting from a change of control.

The Executive Compensation Program also features share ownership guidelines and a holding period requirement to emphasize the importance of share ownership, along with policies that call for the clawback of compensation under the circumstances described in this proxy statement and that prohibit the pledging or hedging of our common shares.

The compensation of our Named Executive Officers during 2015 was consistent with the following positive overall financial results and very strong operational performance results:

•
Our 2015 recurring earnings were $2.81 per share, a 6% increase over 2014 results, excluding integration-related costs.

•
We achieved continued operation and maintenance cost reductions through process simplification and redesign and careful spending. Utility operations and maintenance expenses were below 2014.

•
We increased our dividend to $1.67 per share, a 6.4% increase over 2014, continuing to significantly outperform the EEI Index.

•
We had the best system reliability performance in our Company's history in 2015.

•
The Company's credit rating at Standard & Poor's was upgraded to "A" in April 2015, the highest holding company credit rating in the utility industry.

•
Our total shareholder return in 2015 exceeded the EEI Index and was slightly below the S&P 500. Our three-, five-, and 10-year shareholder return continued to outperform the EEI Index.

•
We met or exceeded established goals in safety performance, response to gas service calls, and new gas service connections.

•
We achieved the goal of having 34% of new hires and promotions within the supervisor and above management group be of women and people of color.

•
We substantially decreased financial risk through effective regulatory outcomes in each of the three states we provide service.

•
We made significant progress in our Northern Pass Transmission project and completed the formation of our Access Northeast project partnership.

We continue to believe that the compensation of our Named Executive Officers is aligned with our performance. We exceeded our financial, operational and strategic objectives in 2015, and as a result, the Compensation Committee provided base pay increases and annual incentive awards to the executive officers, including the Named Executive Officers, reflecting our performance.

The affirmative vote of a majority of those votes cast at the meeting is required to approve the advisory proposal. This means that the number of shares voted

2016 Proxy Statement    63

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

"FOR" the proposal must exceed the number voted "AGAINST". You may vote either "FOR" or "AGAINST" the proposal or abstain from voting. Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast.

The Compensation Committee and the Board of Trustees believe that our Executive Compensation Program is effective in implementing our compensation philosophy and in achieving its goals. We are requesting your non-binding vote on the following resolution:

  "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in this proxy statement, is hereby APPROVED."

The Board of Trustees recommends that shareholders vote FOR this proposal.

64    2016 Proxy Statement

Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

The Audit Committee selected the independent registered public accounting firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm of Eversource Energy and its subsidiaries for fiscal year 2016. In 2015, 97% of shareholders that voted approved the selection of Deloitte & Touche LLP. Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection of Deloitte & Touche LLP to conduct an audit of Eversource Energy for 2016. Our Declaration of Trust does not require that our shareholders ratify the selection of the independent registered public accounting firm. The Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. Whether or not the selection of Deloitte & Touche LLP is ratified by our shareholders, the Audit Committee may, in its discretion, change the selection at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. This is consistent with the responsibilities of the Audit Committee as outlined in its charter.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. Deloitte & Touche LLP has served as Eversource Energy's independent registered public accounting firm continuously since 2002. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Deloitte & Touche LLP. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the auditing firm's lead engagement partner, the Audit Committee and its Chair will continue to be directly involved in the selection of Deloitte & Touche LLP's new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm is in the best interests of Eversource Energy and its shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders at the meeting.

The affirmative vote of a majority of those votes cast at the meeting is required to ratify the selection of Deloitte & Touche LLP. This means that the number of shares voted "FOR" the proposal must exceed the number voted "AGAINST". You may vote either "FOR" or "AGAINST" the proposal or abstain from voting. Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast.

The Board of Trustees recommends that shareholders vote FOR this proposal.

Relationship With Independent Registered Public Accounting Firm
Fees Billed By Principal Independent Registered Public Accounting Firm

The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), for the years ended December 31, 2015 and 2014 totaled $4,066,126 and $3,986,500, respectively. In addition, affiliates of Deloitte & Touche LLP as noted below provide other accounting services to the Company. Fees consisted of the following:

1. Audit Fees

The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP for audit services rendered for the years ended December 31, 2015 and 2014 totaled $3,895,500 and $3,775,000, respectively. The audit fees were incurred for audits of consolidated financial statements of Eversource Energy and its subsidiaries, reviews of financial statements included in the Combined Quarterly Reports on Form 10-Q of

2016 Proxy Statement    65

PROPOSAL 3: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Eversource Energy and its subsidiaries, comfort letters, consents and other costs related to registration statements and financings. The fees also included audits of internal controls over financial reporting as of December 31, 2015 and 2014.

2. Audit Related Fees

The aggregate fees billed to the Company and its subsidiaries by the Deloitte Entities for audit related services rendered for the years ended December 31, 2015 and 2014 totaled $168,000 and $175,000, respectively. The audit related fees were incurred for procedures performed in the ordinary course of business in support of certain regulatory filings.

3. Tax Fees

There were no tax fees for the years ended December 31, 2015 and 2014.

4. All Other Fees

The aggregate fees billed to the Company and its subsidiaries by the Deloitte Entities for services other than the services described above for the years ended December 31, 2015 and 2014 totaled $2,626 and $36,500, respectively. This fee was for a license for access to an accounting standards research tool in both 2015 and

2014, as well as an IT Security Assessment performed in 2014.

The Audit Committee pre-approves all auditing services and permitted audit related or other services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate its authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. During 2015, all services described above were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision by the Deloitte Entities of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining the independence of the registered public accountants and has concluded that the Deloitte Entities were and are independent of us in all respects.

Report of the Audit Committee

The Audit Committee of the Board of Trustees is comprised of the five Trustees named below. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of the NYSE and the SEC's audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Trustees in its oversight responsibilities with respect to the integrity of the Company's financial statements, the performance of the Company's internal audit function, the qualifications, independence and performance of the Company's independent registered public accounting firm, Deloitte & Touche LLP, and the compliance by the Company with legal and regulatory requirements. The Audit Committee is solely responsible for oversight of the relationship of the Company with our independent registered public accounting firm on behalf of the Board of Trustees. As part of these responsibilities, during 2015, the Audit Committee:

•
Received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting

Oversight Board (PCAOB) regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and the Audit Committee has further discussed with Deloitte & Touche LLP the firm's independence from the Company as required by the SEC's independence rules, Rule 2-01 of Regulation S-X;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB; and

•
Reviewed and discussed with management the audited consolidated financial statements of Eversource Energy for the years ended December 31, 2015 and 2014.

Management is responsible for the Company's financial statements, the overall reporting process and the system of internal control over financial reporting. Deloitte & Touche LLP, as our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the

66    2016 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

conformity, in all material respects, of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting as of the end of the fiscal year.

In performing their oversight responsibility, the Audit Committee, whose members are all financially literate and whose Chair is an audit committee financial expert as defined by SEC rules, rely without independent verification on the information provided to them, and on the representations made by management and Deloitte & Touche LLP.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in Eversource Energy's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee has directed the preparation of this report and has approved its content and submission to shareholders.

The Audit Committee

Francis A. Doyle (Chair)
John S. Clarkeson
Kenneth R. Leibler
William C. Van Faasen
Frederica M. Williams

February 22, 2016

2016 Proxy Statement    67

Other Matters

The Board of Trustees knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

Shareholder Proposals

If you would like us to consider including a proposal in our proxy statement for the 2017 Annual Meeting of Shareholders, your proposal must be received by the Corporate Secretary's office no later than November 24, 2016, and must satisfy the conditions established by the SEC. Written notice of proposals of shareholders to be considered at the 2017 Annual Meeting without inclusion in next year's proxy statement must be received on or before February 7, 2017. If a notice is received after February 7, 2017, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Eversource Energy considers these dates to be reasonable deadlines for submission of proposals before we begin to print and mail our proxy materials for the 2017 Annual Meeting of Shareholders. Proposals should be addressed to: Richard J. Morrison, Corporate Secretary, Eversource Energy, 800 Boylston Street, 17th Floor, Boston, Massachusetts 02199-7050.

2015 Annual Report and Annual Report on Form 10-K

The Company's Annual Report for the year ended December 31, 2015, including financial statements, was mailed with this proxy statement or made available to shareholders on the Internet. We will mail an additional copy of the 2015 Annual Report to any shareholder upon request. We will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 26, 2016, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to:

Richard J. Morrison Corporate Secretary Eversource Energy 800 Boylston Street, 17th Floor Boston, Massachusetts 02199-7050

68    2016 Proxy Statement

002CSN609E

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 3, 2016 (11:59 p.m., Eastern Time, May 1, 2016 for participants in the Eversource 401k Plan). Vote by Internet • Go to www.envisionreports.com/ES • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Trustees recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Trustees: 01 - John S. Clarkeson 04 - James S. DiStasio 07 - Paul A. La Camera 10 - William C. Van Faasen 02 - Cotton M. Cleveland 05 - Francis A. Doyle 08 - Kenneth R. Leibler 11 - Frederica M. Williams 03 - Sanford Cloud, Jr. 06 - Charles K. Gifford 09 - Thomas J. May 12 - Dennis R. Wraase + Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), mark here and write the name(s) of such nominee(s) below. ForAgainst Abstain 2. To consider an advisory proposal approving the compensation of our Named Executive Officers. 3. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2016. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 7 0 6 9 1 02AJHF MMMMMMMMM B A Annual Meeting Proxy/Vote Authorization Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. You can access your account online. You can access your registered shareholder information on the following secure Internet site: http://www.computershare.com/investor. Step 1: Register (1st time users only) Click on “Create Login” and follow the instructions. Step 2: Log In (Returning users) Click “Login” and follow the instructions. Step 3: View your account details and perform multiple transactions, such as: • View account balances • View transaction history • View payment history • View common share quotes • Change your address • View electronic shareholder communications • Buy or sell shares • Check replacements If you are not an Internet user and wish to contact Eversource Energy, you may use one of the following methods: Call: 1.800.999.7269 Write: Eversource Energy, c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The proxy statement and 2015 Annual Report to shareholders are available at www.envisionreports.com/ES. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy/Vote Authorization Form – EVERSOURCE ENERGY Annual Meeting of Shareholders May 4, 2016 Proxy/Vote Authorization Form is Solicited by the Board of Trustees of the Company The undersigned appoints Thomas J. May, Sanford Cloud, Jr. and Gregory B. Butler, and each of them, proxies of the undersigned, with power to act without the other and full power of substitution, to act for and to vote all common shares of Eversource Energy that the undersigned would be entitled to cast if present in person at the 2016 Annual Meeting of Shareholders to be held on May 4, 2016, and at any postponement or adjournment thereof, upon the matters indicated on the reverse side of this card. This card also constitutes voting instructions for participants in the Eversource 401k Plan. The undersigned hereby directs the applicable trustee to vote all common shares credited to the undersigned’s account at the Annual Meeting and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE YOUR COMMON SHARES CONSISTENT WITH THE RECOMMENDATIONS OF OUR BOARD OF TRUSTEES. (Continued and to be marked, dated and signed, on the reverse side.) Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON THE REVERSE SIDE OF THIS CARD. C